UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

TIFFANY & CO.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

2007 Annual Meeting of Stockholders
PROXY STATEMENT

ATTENDANCE AND VOTING MATTERS
Introduction
The Annual Meeting of the stockholders of Tiffany & Co. (the “Company”) will be held on Thursday, May 17, 2007, at 10:00 a.m. in the Roof/Penthouse of The St. Regis Hotel, 2 East 55th Street at Fifth Avenue, New York, New York.
This proxy statement and accompanying material, including the form of proxy, was first sent to the Company’s stockholders on or about April 12, 2007. It was sent to you on behalf of the Company by order of the Company’s Board of Directors (the “Board”).
You are entitled to vote at our 2007 Annual Meeting because you were a stockholder, or held Company stock through a broker, bank or other nominee, at the close of business on March 23, 2007, the record date for this year’s Annual Meeting. That is why you were sent this Proxy Statement and accompanying material.
This proxy statement has been bound with our Annual Report on Form 10-K, which contains financial and other information about our business during our last fiscal year (February 1, 2006 to January 31, 2007).
You may also find important information about the Company, with its principal executive offices at 727 Fifth Avenue, New York, New York 10022, on our website at www.tiffany.com (go to: About Tiffany/Shareholder Information) and you will find additional information concerning some of the subjects addressed in this document.
Matters to Be Voted On at the 2007 Annual Meeting
There are two matters scheduled to be voted on at this year’s Annual Meeting:
•	The election of the Board; and

•	Ratification of the selection of the independent registered public accounting firm to audit our Fiscal 2007 financial statements.
In addition, such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof may be voted on.
How to Vote Your Shares
You can vote your shares at the Annual Meeting by proxy or in person.
You can vote by proxy by having one or more individuals who will be at the Annual Meeting vote your shares for you. These individuals are called “proxies” and using them to cast your ballot at the Annual Meeting is called voting “by proxy.”
If you wish to vote by proxy, you must do one of the following:
•	Complete the enclosed form, called a “proxy card,” and mail it in the envelope provided, or

•	Call the telephone number listed on the proxy card (1-866-540-5760) and follow the pre-recorded instructions, or
TIFFANY & CO.

•	Use the Internet to vote by pointing your browser to http://www.proxyvoting.com/tif; have your proxy card in hand as you will be prompted to enter your control number and to create and submit an electronic vote.
If you do one of the above, you will have designated three officers of the Company to act as your proxies at the 2007 Annual Meeting. One of them will then vote your shares at the Annual Meeting in accordance with the instructions you have given them on the proxy card, the telephone or the Internet with respect to each of the proposals presented in this Proxy Statement. If you sign and return your proxy card but do not give voting instructions, your proxy will vote the shares represented thereby for the election of each of the director nominees listed in Proposal No. 1 below and for approval of Proposal No. 2, which is discussed below. Proxies will extend to, and be voted at, any adjournment or postponement of the Annual Meeting.
Alternatively, you can vote your shares in person by attending the Annual Meeting. You will be given a ballot at the meeting.
While we know of no other matters to be acted upon at this year’s Annual Meeting, it is possible that other matters may be presented at the meeting. If that happens and you have signed and not revoked a proxy card, your proxy will vote on such other matters in accordance with his best judgment.
A special note for those who plan to attend the Annual Meeting and vote in person: if your shares are held in the name of a broker, bank or other nominee, you must bring a statement from your brokerage account or a letter from the person or entity in whose name the shares are registered indicating that you are the beneficial owner of those shares as of the record date. In addition, you will not be able to vote at the meeting unless you obtain a legal proxy from the record holder of your shares.
How to Revoke Your Proxy
If you decide to vote by proxy (including by mail, telephone or Internet), you can revoke – that is, change or cancel – your vote at any time before your proxy casts his vote at the Annual Meeting. Revoking your vote by proxy may be accomplished in one of three ways:
•	You can send an executed, later-dated proxy card to the Secretary of the Company, call in different instructions, or access the Internet voting site.

•	You can notify the Secretary of the Company in writing that you wish to revoke your proxy, or

•	You can attend the Annual Meeting and vote in person.
The Number of Votes That You Have
Each share of the Company’s common stock has one vote. The number of shares, or votes, that you have at this year’s Annual Meeting is indicated on the enclosed proxy card.
What a Quorum Is
A “quorum” is the minimum number of shares that must be present at an Annual Meeting for a valid vote. For our stockholder meetings, a majority of shares outstanding on the record date and entitled to vote at the Annual Meeting must be present.
TIFFANY & CO.

The number of shares outstanding at the close of business on March 23, 2007, the record date, was 136,303,085. Therefore, 68,151,544 shares must be present at our 2007 Annual Meeting for a quorum to be established.
To determine if there is a quorum, we consider a share “present” if:
•	The stockholder who owns the share is present at the Annual Meeting, whether or not he or she chooses to cast a ballot on any proposal; or

•	The stockholder is represented by proxy at the Annual Meeting.
If a stockholder is represented by proxy at the Annual Meeting, his or her shares are deemed present for purposes of a quorum, even if:
•	The stockholder withholds his or her vote or marks “abstain” for one or more proposals; or

•	There is a “broker non-vote” on one or more proposals.
What a “Broker Non-Vote” Is
Shares held in a broker’s name may be voted by the broker, but only in accordance with the rules of the New York Stock Exchange. Under those rules, your broker must follow your instructions. If you do not provide instructions to your broker, your broker may vote your shares based on its own judgment or it may withhold a vote. Whether your broker votes or withholds its vote is determined by the New York Stock Exchange rules and depends on the proposal being voted upon.
If your broker withholds its vote, that is called a “broker non-vote.” As stated above, broker non-votes are counted as present for a quorum.
What Vote Is Required To Approve Each Proposal
Each nominee for director shall be elected by a majority of the votes cast “for” or “against” her or him at the Annual Meeting. That means that the number of shares voted “for” a nominee must exceed the number of shares voted “against” that nominee. To vote “for” or “against” any of the nominees named in this Proxy Statement, you can so mark your proxy card or ballot or, if you vote via telephone or Internet, so indicate by telephone or electronically.
You may abstain on the vote for any nominee but your abstention will not have any effect on the outcome of the election of directors. A broker non-vote has the same effect as an abstention: neither will have any effect on the outcome of the election of directors. To abstain on the vote on any or all of the nominees named in this Proxy Statement, you can so mark your proxy card or ballot or, if you vote via telephone or Internet, so indicate by telephone or electronically.
The proposal to ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for Fiscal 2007 will be decided by the affirmative vote of the majority of shares present at the meeting. That means that the proposal will pass if more than half of those shares present at the meeting vote “for” the proposal. Therefore, if you “abstain” from voting -- in other words, you indicate “abstain” on the proxy card, by telephone or by Internet -- it will have the same effect as an “against” vote. Broker non-votes on this proposal will be treated the same as abstentions: both will have the same effect as an “against” vote.
TIFFANY & CO.

Proxy Voting on Proposals in the Absence of Instructions
If you do not give any specific instructions as to how your shares are to be voted when you sign a proxy card or vote by telephone or by Internet, your proxies will vote your shares in accordance with the following recommendations of the Board:
•	FOR the election of all nine nominees for director named in this Proxy Statement; and

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm to examine our Fiscal 2007 financial statements.
Shares held in the Company’s Employee Profit Sharing and Retirement Savings Plan will not be voted by the Plan’s trustee unless specific instructions for voting are given by plan participants to whose accounts such shares have been allocated.
How Proxies Are Solicited
We have hired the firm of Georgeson Inc. to assist in the solicitation of proxies on behalf of the Board. Georgeson Inc. has agreed to perform this service for a fee of not more than $7,000, plus out-of-pocket expenses.
Employees of Tiffany and Company, a subsidiary of the Company, may also solicit proxies on behalf of the Board. These employees will not receive any additional compensation for their work soliciting proxies and any costs incurred by them in doing so will be paid for by Tiffany and Company.
This particular solicitation is being made by mail, but proxies may also be solicited in person, by facsimile, by telephone or by electronic mail (e-mail).
In addition, we will pay for any costs incurred by brokerage houses and others for forwarding proxy materials to beneficial owners.
TIFFANY & CO.

OWNERSHIP OF THE COMPANY
Stockholders Who Own At Least Five Percent of the Company
The following table shows all persons who were known to us to be “beneficial owners” of at least five percent of Company stock as of March 23, 2007. Footnote a) below provides a brief explanation of what is meant by the term “beneficial ownership.” This table is based upon reports filed with the Securities and Exchange Commission, commonly referred to as the SEC. Copies of these reports are publicly available from the SEC.

Name and Address	Amount and Nature		Percent
of Beneficial Owner	of Beneficial Ownership (a)		of Class

Trian Fund Management, L.P.	7,500,000	(b)	5.50%

280 Park Avenue, 41st Floor

New York, NY 10017

OppenheimerFunds, Inc.	6,966,750	(c)	5.11%

Two World Financial Center

225 Liberty Street

New York, NY 10281

a)	“Beneficial ownership” is a term broadly defined by the SEC and includes more than the typical form of stock ownership, that is, stock held in the person’s name. The term also includes what is referred to as “indirect ownership” such as where, for example, the person has or shares the power to vote the stock, sell it or acquire it within 60 days. Accordingly, some of the shares reported as beneficially owned in this table may actually be held by other persons or organizations. Those other persons and organizations are described in the reports filed with the SEC.

b)	The “Filing Persons” discussed below reported such beneficial ownership to the SEC on their form Schedule 13D as of February 21, 2007 and that they shared voting power and shared dispositive power with respect to such shares. According to said Schedule 13D, the Filing Persons are Trian Partners GP, L.P., Trian Partners General Partner, LLC, Trian Partners, L.P., Trian Partners Master Fund, L.P., a Cayman Islands limited partnership, Trian Partners Parallel Fund I., L.P., Trian Partners Parallel Fund I GP LLC, Trian Partners Parallel Fund II L.P., Trian Partners Parallel Fund II GP, L.P., Trian Partners Parallel Fund II General Partner, LLC, Trian Fund Management, L.P., Trian Fund Management GP, LLC, Nelson Peltz, Peter W. May and Edward P. Garden.

c)	OppenheimerFunds, Inc., reported such beneficial ownership to the SEC on its form Schedule 13G as of December 29, 2006 and that it has shared voting power and shared dispositive power over all such shares.
TIFFANY & CO.

Ownership by Directors, Director Nominees and Executive Officers
The following table shows the number of shares of the Company’s common stock beneficially owned as of March 23, 2007 by those persons who are director nominees or who were, as of the end of the last fiscal year (January 31, 2007), directors, the principle executive officer (the “CEO”), the principle financial officer (the “CFO”) and the three next most highly compensated executive officers of the Company:

	Amount and Nature of
Name	Beneficial Ownership		Percent Of Class[a]

Directors

Rose Marie Bravo	86,216	[b]	*

William R. Chaney	770,500	[c]	*

Gary E. Costley	0		*

Samuel L. Hayes III	207,041	[d]	*

Abby F. Kohnstamm	47,000	[e]	*

Michael J. Kowalski (CEO)	1,687,750	[f]	1.2

Charles K. Marquis	245,812	[g]	*

J. Thomas Presby	31,900	[h]	*

James E. Quinn (executive officer)	986,385	[i]	*

William A. Shutzer	309,062	[j]	*

Executive Officers

Beth O. Canavan	346,048	[k]	*

James N. Fernandez (CFO)	566,635	[l]	*

Jon M. King	85,927	[m]	*

All executive officers and directors as a group (19 persons):	6,523,390	[n]	4.8

a)	An asterisk (*) is used to indicate less than 1% of the class outstanding.

b)	Includes 82,216 shares issuable upon the exercise of “Vested Stock Options,” which are stock options that either are exercisable as of March 23, 2007 or will become exercisable within 60 days of that date.

c)	Includes 182,500 shares issuable upon the exercise of Vested Stock Options, and 75,000 shares held by Mr. Chaney’s wife. Also includes 13,000 shares held by The Chaney Family Foundation of which Mr. Chaney is President. Mr. Chaney disclaims beneficial ownership of Company stock held by The Chaney Family Foundation.

d)	Includes 136,228 shares issuable upon the exercise of Vested Stock Options, and 2,079 shares held by Prof. Hayes’s wife. Also includes 30,000 shares held in trust for the benefit of children of Prof. Hayes by Barbara L. Hayes, his wife, as trustee.

e)	Includes 45,000 shares issuable upon the exercise of Vested Stock Options.

f)	Includes 1,448,750 shares issuable upon the exercise of Vested Stock Options.

g)	Includes 136,228 shares issuable upon the exercise of Vested Stock Options.

h)	Includes 30,000 shares issuable upon the exercise of Vested Stock Options.
TIFFANY & CO.

i)	Includes 940,250 shares issuable upon the exercise of Vested Stock Options; 135 shares credited to Mr. Quinn’s account under the Company’s Employee Profit Sharing and Retirement Savings Plan; 31,000 shares held by Mr. Quinn’s wife; and 8,000 shares owned by Mr. Quinn’s children under the UGMA.

j)	Includes 97,876 shares issuable upon the exercise of Vested Stock Options and 5,100 shares held by or for Mr. Shutzer’s minor child and 114,000 shares held by KJC Ltd. of which Mr. Shutzer is the sole general partner. Mr. Shutzer disclaims beneficial ownership of Company stock held by KJC Ltd.

k)	Includes 342,500 shares issuable upon the exercise of Vested Stock Options and 548 shares credited to Mrs. Canavan’s account under the Company’s Employee Profit Sharing and Retirement Savings Plan.

l)	Includes 554,500 shares issuable upon the exercise of Vested Stock Options and 135 shares credited to Mr. Fernandez’s account under the Company’s Employee Profit Sharing and Retirement Savings Plan.

m)	Includes 85,500 shares issuable upon the exercise of Vested Stock Options and 427 shares credited to Mr. King’s account under the Company’s Employee Profit Sharing and Retirement Savings Plan.

n)	Includes 5,205,218 shares issuable upon the exercise of Vested Stock Options and 2,785 shares held in the Company’s Employee Profit Sharing and Retirement Savings Plan.
See “COMPENSATION OF THE CEO AND OTHER EXECUTIVE OFFICERS, Compensation Discussion and Analysis, Equity Ownership by Executive Officers and Directors” on page PS-24 below for a discussion of the Company’s share ownership policy.
Compliance of Directors, Executive Officers and Greater-Than-Ten-Percent Stockholders with Section 16(a) Beneficial Ownership Reporting Requirements
Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and greater-than-ten-percent stockholders to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. These persons are also required to provide us with copies of those reports.
Based on our review of those reports and of certain other documents we have received, we believe that, during and with respect to our last fiscal year (February 1, 2006 to January 31, 2007), all filing requirements under Section 16(a) applicable to our directors, executive officers and greater-than-ten-percent stockholders were satisfied.
RELATIONSHIP WITH INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
PricewaterhouseCoopers LLP (“PwC”) serves as the Company’s independent registered public accounting firm and, through its predecessor firms, has served in that capacity since 1984.
The Audit Committee has selected PwC as the independent registered public accounting firm to audit the Company’s financial statements and effectiveness of internal controls for the fiscal year ending January 31, 2008. This Audit Committee is directly responsible for appointing the independent auditors. In making this selection, the Audit Committee considered the independence of PwC, and whether the audit and non-audit services PwC provides to the Company are compatible with maintaining that independence.
The Audit Committee has adopted a policy requiring advance approval of PwC’s fees and services by the Audit Committee; this policy also prohibits PwC from performing certain non-audit services for the
TIFFANY & CO.

Company including: (i) bookkeeping, (ii) systems design and implementation, (iii) appraisal or valuation, (iv) actuarial, (v) internal audit, (vi) management or human resources, (vii) investment advice or investment banking, and (viii) legal and expert services unrelated to the audit. All fees paid to PwC by the Company as shown in the table that follows were approved by the Audit Committee pursuant to this policy.
Fees and Services of PricewaterhouseCoopers LLP
The following table presents fees for professional audit services rendered by PwC for the audit of the Company’s consolidated financial statements and of management’s assessment of the effectiveness of internal controls for the years ended January 31, 2007 and 2006, and for its reviews of the Company’s unaudited condensed consolidated interim financial statements. This table also reflects fees billed for other services rendered by PwC.

	January 31, 2007	January 31, 2006

Audit Fees	$2,172,750	$1,882,900

Audit-related Fees[a]	73,750	73,700

Audit and Audit-related Fees	2,246,500	1,956,600

Tax Fees[b]	713,900	754,700

All Other Fees[c]	15,100	11,500

Total Fees	$2,975,500	$2,722,800

a)	Audit-related fees consist principally of fees for audits of financial statements of certain employee benefit plans and other advisory services for the years ended January 31, 2007 and January 31, 2006.

b)	Tax fees consist of fees for tax consultation and tax compliance services. These fees included tax filing and compliance fees of $265,600 for the year ended January 31, 2007 and $250,400 for the year ended January 31, 2006.

c)	All other fees consist of costs for software used by the Finance Division and other advisory services.
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
The Board, In General
The Company is a Delaware corporation. Our principal subsidiary is Tiffany and Company, a New York corporation. In this Proxy Statement, Tiffany and Company will be referred to as simply “Tiffany.”
The Board is currently comprised of nine members. The Board can also fill vacancies and newly created directorships, as well as amend the By-laws to provide for a greater or lesser number of directors.
Directors are required by our By-laws to be less than age 72 when elected or appointed unless the Board waives that provision with respect to an individual director whose continued service is deemed uniquely important to the Company. The Board has waived the age limit for William R. Chaney because of his service as the Company’s chief executive officer from 1984 to 1999 and the valuable perspective that such service brings to the Board.
Under the Company’s Corporate Governance Principles, directors may not serve on a total of more than six public company boards. Service on the Board is included in that total.
TIFFANY & CO.

The Role of the Board in Corporate Governance
The Board plays several important roles in the governance of the Company, as set out in the Company’s Corporate Governance Principles. The Corporate Governance Principles may be viewed on the Company’s website www.tiffany.com (go to: About Tiffany/Shareholder Information). The responsibilities of the Board include:
•	Management succession;

•	Review and approval of the annual operating plan prepared by management;

•	Monitoring of performance in comparison to the operating plan;

•	Review and approval of the Company’s five-year strategic plan prepared by management;

•	Consideration of topics of relevance to the Company’s ability to carry out its strategic plan;

•	Review and approval of a delegation of authority by which management carries out the day-to-day operations of the Company and its subsidiaries;

•	Review of the Company’s investor relations program;

•	Review of the Company’s schedule of insurance coverage; and

•	Review and approval of significant actions by the Company.
Executive Sessions of Non-management Directors/Presiding Non-management Director
Non-management directors meet regularly in executive session without management participation. This encourages open discussion. At those meetings, Charles K. Marquis, Chairman of the Nominating/Corporate Governance Committee, presides. In addition, at least once per year the independent directors meet separately in executive session.
Communication with Non-management Directors
Stockholders may send written communications to the entire Board or to any of the non-management directors by addressing their concerns to Mr. Marquis, Chairman of the Nominating/Corporate Governance Committee (presiding director), at the following address: Corporate Secretary (Legal Department), Tiffany & Co., 600 Madison Avenue, Eighth floor, New York, New York 10022. All communications will be compiled by the Corporate Secretary and submitted to the Board or an individual director, as appropriate, on a periodic basis.
Director Attendance at Annual Meeting
The Board schedules a regular meeting on the date of the Annual Meeting of Stockholders to facilitate attendance at the Annual Meeting by the directors. All nine directors attended the Annual Meeting held in May 2006.
Independent Directors Constitute a Majority of the Board
The Board has affirmatively determined that each of the following directors is “independent” under the listing standards of the New York Stock Exchange in that none of them has a material relationship with the Company (directly or as a partner, shareholder or officer of any organization that has a relationship with the Company): Rose Marie Bravo, Samuel L. Hayes III, Abby F. Kohnstamm, Charles K. Marquis, and J. Thomas Presby.
The Board also considered the other tests of independence set forth in the New York Stock Exchange Corporate Governance Rules and has determined that each of the above directors is independent as
TIFFANY & CO.

defined in such Rules. Dr. Costley, a nominee for director, has no material relationship with the Company, and, if elected, will be an independent director. In addition, the Board has affirmatively determined that J. Thomas Presby, Samuel L. Hayes III, and Charles K. Marquis meet the additional, heightened independence criteria applicable to audit committee members under New York Stock Exchange rules.
In determining that Ms. Kohnstamm is independent, the Board considered that IBM Corporation, of which she was an officer until January of 2006, and to which she now provides consulting services, sells data-processing and communication hardware, software and services to Tiffany and Tiffany sells business gifts to IBM. However, these sales constitute far less than one percent of the consolidated sales of each seller (IBM and Tiffany, respectively). The Board considered all relevant facts and circumstances including the amount of such sales in the context of the size of the businesses of the Company and IBM Corporation, the fact that Ms. Kohnstamm was not responsible at IBM Corporation for such sales in the course of her duties, and that such sales were long-standing business practices prior to the time Ms. Kohnstamm was recruited to the Board.
To our knowledge, none of the other independent directors has any direct or indirect relationship with the Company, other than as a director, and none of the independent directors serves as an executive officer of any charitable organization to which the Company or any of its affiliates have made any contributions within the preceding three years.
Meetings and Attendance during Fiscal 2006
The following chart shows the total number of meetings (including telephonic meetings) held by the Board and each of its committees during Fiscal 2006. All directors attended at least 94% of the aggregate number of meetings of the Board and those committees on which they served.

					Nominating/	Percent of
				Stock	Corporate	Meetings
	Board	Audit	Compensation	Option	Governance	Attended

Meetings Held	6	9	6	6	5

Meetings Attended:

Rose Marie Bravo	6	n/a	6	6	5	100%

William R. Chaney	6	n/a	n/a	n/a	n/a	100%

Samuel L. Hayes III	6	8	6	6	5	97%

Abby F. Kohnstamm	6	n/a	6	6	5	100%

Charles K. Marquis	6	7	6	6	5	94%

J. Thomas Presby	6	9	n/a	n/a	5	100%

William A. Shutzer	6	n/a	n/a	n/a	n/a	100%

Michael J. Kowalski	6	n/a	n/a	n/a	n/a	100%

James E. Quinn	6	n/a	n/a	n/a	n/a	100%

TIFFANY & CO.

Committees of the Board
Committees Composed Entirely of Independent Directors

Audit	Nominating/Corporate Governance

J. Thomas Presby, Chair	Charles K. Marquis, Chair
Samuel L. Hayes III	Rose Marie Bravo
Charles K. Marquis	Samuel L. Hayes III Abby F. Kohnstamm
J. Thomas Presby

Compensation	Stock Option Subcommittee

Samuel L. Hayes III, Chair	Samuel L. Hayes III, Chair
Rose Marie Bravo	Rose Marie Bravo
Abby F. Kohnstamm	Abby F. Kohnstamm
Charles K. Marquis	Charles K. Marquis

Nominating/Corporate Governance Committee
The primary function of the Nominating/Corporate Governance Committee is to assist the Board in matters of corporate governance. The Nominating/Corporate Governance Committee operates under the charter adopted by the Board. The charter may be viewed on the Company’s website, www.Tiffany.com (go to: About Tiffany/Shareholder Information). Under its charter, the role of the Nominating/Corporate Governance Committee includes recommending to the Board:
•	Policies on the composition of the Board,

•	Criteria for the selection of nominees for election to the Board,

•	Nominees to fill vacancies on the Board, and

•	Nominees for election to the Board.
If you would like to submit the name of a candidate for the Nominating/Corporate Governance Committee to consider as a nominee of the Board for director, you may send your submission at any time to the Nominating/Corporate Governance Committee, c/o Mr. Patrick B. Dorsey, Corporate Secretary (Legal Department), Tiffany & Co., 600 Madison Avenue, New York, New York 10022. Candidates for director shall be selected on the basis of their business experience and expertise, with a view to supplementing the business experience and expertise of management and adding further substance and insight into board discussions and oversight of management. The Nominating/Corporate Governance Committee evaluates candidates recommended by stockholders in the same manner as it evaluates director candidates suggested by others. See our Corporate Governance Principles which are available on our website www.Tiffany.com (go to: About Tiffany/Shareholder Information).
Dividend Committee
The Dividend Committee declares regular quarterly dividends in accordance with the dividend policy established by the full Board. The Dividend Committee acts by unanimous written consent and did not meet in Fiscal 2006. Members of the Dividend Committee are: William R. Chaney, Chair; Michael J. Kowalski and James E. Quinn.
Compensation Committee
The primary function of the Compensation Committee is to assist the Board in compensation matters. The Compensation Committee operates under its charter which may be viewed on the Company’s
TIFFANY & CO.

website, www.Tiffany.com (go to: About Tiffany/Shareholder Information). Under its charter, the Compensation Committee’s responsibilities include:
•	Approval of remuneration arrangements for executive officers, and

•	Approval of compensation plans in which officers and employees of Tiffany are eligible to participate.
For additional information regarding the operation of the Compensation Committee, including the role of consultants and management in the process of determining the amount and form of executive compensation, see “Compensation Committee Process” beginning on page PS-26 of the “Compensation Discussion and Analysis,” below. The Compensation Committee’s report appears on page PS-28 below.
Compensation for the non-management members of the Board is set by the Board with advice from the Nominating/Corporate Governance Committee.
Stock Option Subcommittee
The Stock Option Subcommittee determines the grant of options, restricted stock units, cash incentive awards and other matters under our 2005 Employee Incentive Plan.
Compensation Committee Interlocks and Insider Participation
No director serving on the Compensation Committee or its Stock Option Subcommittee during any part of Fiscal 2006 was, at any time either during or before such fiscal year, an officer or employee of Tiffany & Co. or any of its subsidiaries. No interlocking relationship exists between the Board or Compensation Committee and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed during the last fiscal year.
Audit Committee
The Company’s Audit Committee is an “audit committee” established in accordance with Section 3(a) (58)(A) of the Securities Exchange Act of 1934. The primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities with respect to the Company’s financial matters. The Audit Committee operates under a charter adopted by the Board; that charter may be viewed on the Company’s website, www.Tiffany.com (go to: About Tiffany/Shareholder Information). Under its charter, the Audit Committee’s responsibilities include:
•	Retaining and terminating the Company’s independent registered public accounting firm, reviewing the quality-control procedures and independence of such firm and evaluating their proposed audit scope, performance and fee arrangements;

•	Approving in advance all audit and non-audit services to be rendered by the independent registered public accounting firm;

•	Reviewing the adequacy of our system of internal financial controls;

•	Establishing procedures for complaints regarding accounting, internal accounting controls or auditing matters; and

•	Conducting a post-audit review of our financial statements and audit findings in advance of filing, and reviewing in advance proposed changes in our accounting principles.
TIFFANY & CO.

The Board has determined that all members of the Audit Committee are financially literate, that at least one member of the Audit Committee meets the New York Stock Exchange standard of having accounting or related financial management expertise, and that Mr. Presby meets the SEC criteria of an “audit committee financial expert.” Mr. Presby is a member of the National Association of Corporate Directors and chairs the audit committees of five public companies in addition to that of the Company. The Board has determined that Mr. Presby’s simultaneous service on six audit committees will not impair his ability to effectively serve on the Company’s Audit Committee. The report of the Audit Committee is on page PS-16.
Self-Evaluation
The independent directors who serve on the Board conduct an annual evaluation of the workings and efficiency of the Board and of each of the Board committees on which they serve and make recommendations for change, if required.
Resignation on Job Change or New Directorship
Under the Company’s Corporate Governance Principles, a director must submit a letter of resignation to the Nominating/Corporate Governance Committee on a change in employment or significant change in job responsibilities and upon accepting or resolving to accept a directorship with another public company. The Committee may either accept or reject such resignation, but must act within 10 days after considering, in light of the circumstances, the continued appropriateness of the continued service of the director.
Business Conduct Policy and Code of Ethics
Since the 1980’s, the Company has had a policy governing business conduct for all Company employees worldwide. The policy requires compliance with law and avoidance of conflicts of interest and sets standards for various activities to avoid the potential for abuse or the occasion for illegal or unethical activities. This policy covers, among other activities, the acceptance or giving of gifts from or to those seeking to do business with the Company, processing one’s own transactions, political contributions and reporting dishonest activity. Each year, all employees are required to review the policy, report any violations or conflicts of interest and affirm their obligation to report future violations to management.
The Company has a toll free “hotline” to receive complaints from employees, vendors, stockholders and other interested parties concerning violations of the Company’s policies or questionable accounting, internal controls or auditing matters. The toll free phone number is 877-806-7464. The hotline is operated by a third party service provider to assure the confidentiality and completeness of all information received. Users of this service may elect to remain anonymous.
We also have a Code of Business and Ethical Conduct for the directors, the Chief Executive Officer, the Chief Financial Officer and all other officers of the Company. The Code advocates, and requires those persons to adhere to, principles and responsibilities governing professional and ethical conduct. This Code supplements our business conduct policy. Waivers may only be made by the Board. A summary of our business conduct policy and a copy of the Code of Business and Ethical Conduct are posted on our website, www.Tiffany.com (go to: About Tiffany/Shareholder Information). We have also filed a copy of the Code with the SEC as an exhibit to our Annual Report on Form 10-K for the fiscal year ended January 31, 2007.
TIFFANY & CO.

The Nominating/Corporate Governance Committee, Audit Committee and Compensation Committee charters as well as the Code of Ethics and the Corporate Governance Principles are available in print to any stockholder who requests them.
Limitation on Adoption of Poison Pill Plans
On January 19, 2006, the Board terminated the Company’s stockholder rights plan (typically referred to as a “poison pill”) and adopted the following policy:
“This Board shall submit the adoption or extension of any poison pill to a stockholder vote before it acts to adopt such poison pill; provided, however, that this Board may act on its own to adopt a poison pill without first submitting such matter to a stockholder vote if, under the circumstance then existing, this Board in the exercise of its fiduciary responsibilities deems it to be in the best interests of the Company and its stockholders to adopt a poison pill without the delay in adoption that is attendant upon the time reasonably anticipated to seek a stockholder vote. If a poison pill is adopted without first submitting such matter to a stockholder vote, the poison pill must be submitted to a stockholder vote within one year after the effective date of the poison pill. Absent such submission to a stockholder vote, and favorable action thereupon, the poison pill will expire on the first anniversary of its effective date.”
TRANSACTIONS WITH RELATED PERSONS
William A. Shutzer is a Senior Managing Director of Evercore Partners, a public company (“Evercore”). An affiliated company of Evercore was engaged by the Company in early Fiscal 2007 to provide financial advisory services in connection with two potential transactions. Mr. Shutzer is expected to provide services to the Company in the course of those engagements. Retainers of $100,000 have been paid to Evercore in respect of each potential transaction. If neither transaction occurs, the Company will not be required to compensate Evercore further, except in respect of out-of-pocket expenditures. The Company will be required to pay Evercore a success fee of $1.2 million if one transaction is completed and a fee in the range of $1.0 to 2.0 million if the other transaction is completed (the actual fee will be a function of the size of the transaction). The Company has no commitment, other than to Evercore, with respect to either transaction. Mr. Shutzer has no right to any percentage of the fees paid to Evercore, but he will benefit indirectly as a participant in Evercore’s employee bonus pool and as a shareholder of Evercore. The amount of such participation cannot be estimated.
The Board has adopted policies and procedures for the review, approval or ratification of transactions with the Company (or any subsidiary) in which any director or executive officer, any nominee for election as a director, any immediate family member of such an officer, director or nominee or any five-percent holder of the Company’s securities has a direct or indirect material interest. Such transactions are referred to the Nominating/Corporate Governance Committee for review. In determining whether to approve or ratify any transaction, the Committee applies the following standard after considering the facts and circumstances of the transaction: whether, in the business judgment of the Committee members, the interests of the Company appear likely to be served by such approval or ratification.
The transaction with Evercore described above was approved in advance by the Nominating/Corporate Governance Committee under the policy and procedures described above.
TIFFANY & CO.

REPORT OF THE AUDIT COMMITTEE
Included in the Company’s Annual Report to Stockholders are the consolidated balance sheets of the Company and its subsidiaries as of January 31, 2007 and 2006, and the related consolidated statements of earnings, stockholders’ equity and comprehensive earnings, and cash flows for each of the three years in the period ended January 31, 2007. These statements (the “Audited Financial Statements”) are the subject of a report by the Company’s independent auditors, PricewaterhouseCoopers LLP (“PwC”). The Audited Financial Statements are also included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.
The Audit Committee reviewed and discussed the Audited Financial Statements with the Company’s management and otherwise fulfilled the responsibilities set forth in its charter. The Audit Committee has also discussed with the Company’s management and independent auditors their evaluations of the effectiveness of the Company’s internal controls over financial reporting.
The Audit Committee has discussed with PwC the matters required to be discussed by Statement on Accounting Standards No. 61, as amended, “Communication with Audit Committees” and PCAOB Auditing Standard No. 2, “An Audit of Internal Control Over Financial Reporting Performed In Conjunction with an Audit of Financial Statements.
The Audit Committee received from PwC the written disclosure and letter required by Independence Standards Board Standard No. 1 , ( “Independence Discussion with Audit Committees”), and has discussed the independence of PwC with that firm. The Audit committee has considered whether the provision by PwC of the tax consultation, tax compliance and other non-audit-related services disclosed above under “RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM – Fees and Services of PricewaterhouseCoopers LLP” is compatible with maintaining PwC’s independence and has concluded that providing such services is compatible with that firm’s independence from the Company and its management.
The Audit Committee is aware that the provision of non-audit services by an auditor may, in some circumstances, create the perception that independence has been compromised. Accordingly, the Audit Committee has instructed management and management have agreed to develop significant professional relationships with firms other than PwC so that, when needed, other qualified resources will be available and will be used as appropriate.
Based upon the review and discussions referred to above, the Audit Committee recommended to the Company’s Board that the Audited Financial Statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2007.
Signed:
Samuel L. Hayes III
Charles K. Marquis
J. Thomas Presby, Chair
Members of the Audit Committee
TIFFANY & CO.

EXECUTIVE OFFICERS OF THE COMPANY
The executive officers of the Company are:

			Year Joined
Name	Age	Position	Tiffany

Michael J. Kowalski	55	Chairman of the Board and Chief Executive Officer	1983

James E. Quinn	55	President	1986

Beth O. Canavan	52	Executive Vice President	1987

James N. Fernandez	51	Executive Vice President and Chief Financial Officer	1983

Jon M. King	50	Executive Vice President - Merchandising	1990

Victoria Berger-Gross	51	Senior Vice President - Human Resources	2001

Pamela H. Cloud	37	Senior Vice President - Merchandising	1994

Patrick B. Dorsey	56	Senior Vice President - General Counsel and Secretary	1985

Fernanda M. Kellogg	60	Senior Vice President - Public Relations	1984

Patrick F. McGuiness	41	Senior Vice President - Finance	1990

Caroline D. Naggiar	49	Senior Vice President - Marketing	1997

John S. Petterson	48	Senior Vice President - Operations	1988

Michael J. Kowalski. Mr. Kowalski assumed the role of Chairman of the Board in January 2003, following the retirement of William R. Chaney. He has served as the Registrant’s Chief Executive Officer since February 1999 and on the Registrant’s Board of Directors since January 1995. After joining Tiffany in 1983 as Director of Financial Planning, Mr. Kowalski held a variety of merchandising management positions and served as Executive Vice President from 1992 to 1996 with overall responsibility in the areas of merchandising, marketing, advertising, public relations and product design. He was elected President in 1997. Mr. Kowalski is a member of the Board of Directors of the Bank of New York. The Bank of New York is Tiffany’s principal banking relationship, serving as Administrative Agent and a lender under Tiffany’s credit agreement and as a trustee of Tiffany’s Employee Pension Plan.
James E. Quinn. Mr. Quinn was appointed President effective January 31, 2003. He had served as Vice Chairman since 1998. After joining Tiffany in July 1986 as Vice President of branch sales for the Company’s business-to-business sales operations, Mr. Quinn had various responsibilities for sales management and operations. He was promoted to Executive Vice President on March 19, 1992 and assumed responsibility for retail and business-to-business sales for the Americas in 1994. In January 1995, he became a member of Registrant’s Board of Directors. He has responsibility for Tiffany & Co. sales outside the U.S. and Canada, worldwide real estate operations and Little Switzerland, Inc. Mr. Quinn is a member of the board of directors of BNY Hamilton Funds, Inc. and Mutual of America Capital Management, Inc. BNY Hamilton Funds, Inc. is affiliated with The Bank of New York. The Bank of New York is Tiffany’s principal banking relationship, serving as Administrative Agent and a lender under Tiffany’s credit agreement and as a trustee of Tiffany’s Employee Pension Plan.
Beth O. Canavan. Mrs. Canavan joined Tiffany in May 1987 as Director of New Store Development. She later held the positions of Vice President, Retail Sales Development, Vice President and General Manager of the New York flagship store, and Eastern Regional Vice President. In 1997, she assumed the position of Senior Vice President for U.S. Retail. In January 2000, she was promoted to Executive Vice President responsible for retail sales activities in the U.S. and Canada and retail store expansion. In May 2001, Mrs. Canavan assumed additional responsibility for direct sales and business-to-business sales activities in the U.S. and Canada.
TIFFANY & CO.

James N. Fernandez. Mr. Fernandez joined Tiffany in October 1983 and has held various positions in financial planning and management prior to his appointment as Senior Vice President–Chief Financial Officer in April 1989. In January 1998, he was promoted to Executive Vice President–Chief Financial Officer. He has responsibility for accounting, treasury, investor relations, information technology, financial planning, financial services, business development and diamond operations, and overall responsibility for distribution, manufacturing, customer service and security. Mr. Fernandez is a member of the Board of Directors of The Dun & Bradstreet Corporation.
Jon M. King. Mr. King joined Tiffany in 1990 as a jewelry buyer and has held various positions in the Merchandising Division, assuming responsibility for product development in 2002 as Group Vice President. In 2003, he assumed the position of Senior Vice President–Merchandising. In June 2006, he was promoted to Executive Vice President and, in addition to his Merchandising leadership role, assigned responsibility for Marketing and Public Relations.
Victoria Berger-Gross. Dr. Berger-Gross joined Tiffany in February 2001 as Senior Vice President–Human Resources. Prior to joining Tiffany, she served as Senior Vice President & Director of Human Resources at Lehman Brothers from May 1999, Senior Director–Human Resources at Bertelsmann A.G.’s BMG Entertainment from March 1997, and Vice President–Organizational Effectiveness at Personnel Decisions International from January 1991.
Pamela H. Cloud. Ms. Cloud joined Tiffany in 1994 as an Assistant Buyer and has since advanced through positions of increasing management responsibility within the Merchandising Division. In January 2007, she was promoted to Senior Vice President–Merchandising, responsible for all aspects of product planning and inventory management.
Patrick B. Dorsey. Mr. Dorsey joined Tiffany in July 1985 as General Counsel and Secretary.
Fernanda M. Kellogg. Ms. Kellogg joined Tiffany in October 1984 as Director of Retail Marketing. She assumed her current responsibilities as head of public relations in January 1990.
Patrick F. McGuiness. Mr. McGuiness joined Tiffany in 1990 as an Analyst in Accounting & Reporting and has held a variety of management positions within the Finance Division, most recently as Group Vice President–Finance, and in Merchandising from 2000 to 2002 as Vice President–Merchandising Process Improvement. In January 2007, he was promoted to Senior Vice President–Finance, responsible for Tiffany’s worldwide financial functions.
Caroline D. Naggiar. Ms. Naggiar joined Tiffany in June 1997 as Vice President–Marketing Communications. She assumed her current responsibilities as head of advertising and marketing in February 1998.
John S. Petterson. Mr. Petterson joined Tiffany in 1988 as a management associate. He was promoted to Senior Vice President–Corporate Sales in May 1995 and, in February 2000, his responsibilities were expanded to include Direct Mail and the E-Commerce business. In May 2001, Mr. Petterson assumed the new role of Senior Vice President–Operations, with responsibility for worldwide distribution, customer service and security activities. His responsibilities were expanded in February 2003 to include manufacturing operations.
TIFFANY & CO.

COMPENSATION OF THE CEO AND OTHER EXECUTIVE OFFICERS
Contents

Compensation Discussion and Analysis	Page PS-19
Report of the Compensation Committee	Page PS-28
Summary Compensation Table – Fiscal 2006	Page PS-29
Grants of Plan-Based Awards Table – Fiscal 2006	Page PS-31
Equity Compensation Plan Information	Page PS-32
Discussion of Summary Compensation Table and Grants of Plan-Based Awards	Page PS-33
Outstanding Equity Awards at Fiscal Year-end Table	Page PS-36
Option Exercises and Stock Vested Table – Fiscal 2006	Page PS-39
Pension Benefits Table	Page PS-40
Nonqualified Deferred Compensation Table	Page PS-44
Potential Payments on Termination or Change in control	Page PS-46
Director Compensation Table – Fiscal 2006	Page PS-49
Compensation Discussion and Analysis
Short- and Long-term Planning for Sustainable Earnings Growth
The executive officers are expected to develop a strategic business plan that offers an appropriate level of sustainable earnings growth. They are responsible to execute the strategic plan by developing and executing financial plans that incorporate challenging goals for each fiscal year.
In the short-term, management must continue to build and open new stores, develop and manufacture new products, improve profit margins, control expenses and manage the Company’s balance sheet in an efficient and productive manner. However, the Company can achieve sustainable growth only if the TIFFANY & CO. brand and image continues to be associated, in the minds of consumers, with product exclusivity and quality, and the highest level of customer service and store design. Maintenance of that continuity is “brand stewardship.”
The Compensation Committee (the “Committee”) recognizes that tradeoffs between short-term objectives and brand stewardship are often difficult. For example, variations in product mix can positively affect gross margins while negatively affecting brand image, and increased staffing can positively affect customer service while negatively affecting earnings. Each year, the executive officers revise the Company’s strategic plan by looking out over a four-year horizon and weighing the effects of their strategic plan on brand value. At the same time, a plan for the coming fiscal year is developed. It is through this planning process that expectations for quarterly and annual earnings growth are brought into balance with concerns for brand stewardship and sustainable earnings growth.
The Company’s success in achieving its financial goals – both short- and long-term – will be influenced by the performance of management in developing and executing the strategic plan and each fiscal year’s financial plan and by highly variable external factors.
TIFFANY & CO.

Objectives of the Executive Compensation Program
The Committee is keenly aware of the necessary dynamic between short-term and strategic planning and has structured the Company’s executive compensation program accordingly. These are the objectives of the compensation program:
•	to attract, motivate and retain the management talent necessary to develop and execute both short-term and strategic plans;

•	to reward achievement of both short-term and long-term financial goals; and

•	to link management’s interests with those of the stockholders.
Base Salary
The Company pays competitive salaries to attract and retain its executives, but does not use salary increases as the primary means of recognizing their talent and performance. While the Committee believes that an annual salary is a necessary component of any competitive compensation program, salaries are paid to the Company’s executives as one component of the total program, which includes the short- and long-term incentives, retirement, life and long-term disability insurance benefits discussed below.
Short-term Incentives
The Committee uses short-term incentives to motivate executive officers to achieve the annual profit plan.
The Committee provides annual incentive awards to the chief executive officer, the president, the chief financial officer and the executive vice president (U.S. retail). Annual incentive awards are formula-driven, with payments based solely on the degree of achievement of the annual profit plan. (For a description of the Incentive Awards see DISCUSSION OF SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS – Non-Equity Incentive Plan Awards.)
The Committee awards annual bonuses to the other executive officers. Unlike the case with annual incentive awards, the Committee retains discretion with respect to bonuses, but tends to align them with the annual incentive awards.
Strategic Incentives
The Committee uses long-term incentives to promote the retention of executive officers and motivate them to achieve sustainable earnings growth.
The Committee considers equity-based awards to be appropriate because, over the long term, the Company’s stock price should be a good indicator of management’s success in achieving sustainable earnings growth.
The Committee awards both performance-based restricted stock units and stock options because each form of award complements the other in helping the Company retain and motivate its executive officers.
In its decision to use both forms of award, the Committee took into account the difficulty of setting appropriate strategic performance goals. This difficulty arises due to the significant degree of influence that non-controllable and highly variable external factors have upon the Company’s performance and the fact that the market does not always respond immediately to earnings growth. Performance-based restricted stock units have the advantage of rewarding executives for meeting earnings and return-on-
TIFFANY & CO.

assets goals – even if the achievement of those goals is not reflected in the share price. Stock options, on the other hand, do not reward executives in a declining market. However they do provide gains commensurate with those of shareholders, whether or not the goals have been met.
In order to provide balance to the Company’s long-term incentives, the Committee has determined that the ratio of the estimated value of performance-based restricted stock units to the estimated value of stock options awards should be as nearly 50/50 as practicable. These values were determined for purposes of achieving this ratio as follows: for options, on the basis of Black-Scholes model; for stock units, on the assumption that units would vest at target and using the per share market value immediately prior to the grant date.
Complete vesting of performance-based restricted stock units is dependent upon achievement of both a cumulative earnings per share (“EPS”) goal and a cumulative return on assets (“ROA”) goal over the three-year performance period following the grant. (For a description of the performance-based restricted stock units see DISCUSSION OF SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS – Equity Incentive Plan Awards – Performance-Based Restricted Stock Units.)
•	Like most companies, the Company’s stock price over the long term is primarily driven by growth in EPS. EPS performance is the primary determiner of vesting and no shares will vest unless a threshold level of EPS performance is achieved.

•	The Company’s ROA is also likely to significantly affect its stock price over the long term. This is due, in part, to the significance of inventory and store fitting-out expenses in its business. Thus the Committee uses ROA as a supplemental indicator of management’s success in achieving sustainable earnings growth.

•	At any given level of achievement of the cumulative three-year EPS goal, an additional number of performance-based restricted stock units, equal to 15% of the number that would otherwise vest, will vest if the ROA goal is also met over the same three-year period.

•	If the ROA goal is not met, the number that would otherwise have vested is reduced by 15%.
The Committee grants stock options in order to clarify the link between the interests of the executive officers and those of the Company’s stockholders in long-term growth in share value and to support the brand stewardship over the long term. (For a description of the options see DISCUSSION OF SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS – Options.)
Retirement Benefits
Retirement benefits are offered to executive officers because the Committee seeks to retain them over the course of their career, especially in their later years when they have gained experience and become more valuable to the Company and to its competitors. (For a description of the retirement benefits see PENSION BENEFITS – Features of the Retirement Plans.) All retirement benefits are independent of corporate performance factors.
Executives participate in three retirement plans: they participate in the same tax-qualified pension plan available to all full-time U.S. employees hired before January 1, 2006 and also receive incremental benefits under the Excess Plan and the Supplemental Plan.
The Excess Plan credits salary and bonus in excess of amounts that the Internal Revenue Service (IRS) allows the tax-qualified pension plan to credit in computing benefits, although benefits under both of these plans are computed under the same formula. The Committee considers it fair and consistent with the employee retention purpose of the tax-qualified pension plan to maintain for executives the relationship established for lower compensated employees between annual cash compensation and pension benefits.
TIFFANY & CO.

The Supplemental Plan serves as a stay-incentive for experienced executives by increasing the percentage of average final compensation provided as a benefit as an executive’s years-of-service pass specified milestones.
Life Insurance Benefits
IRS limitations render the life insurance benefits that the Company provides to all full-time U.S. employees in multiples of their annual salaries largely unavailable to the Company’s executive officers. In years past, the Company maintained the relationship established for lower-compensated employees between annual salaries and life insurance benefits through “split dollar” life insurance arrangements with executive officers. Split dollar arrangements were an income tax-favored means of providing death benefits in excess of the IRS limitations, but such arrangements became untenable as the result of IRS rule changes and the Sarbanes-Oxley Act.
After considering alternatives to the split dollar arrangements, the Committee arranged for the Company to pay life insurance premiums as taxable compensation to the executives and to pay additional amounts necessary in order to prevent the executive officers from being subjected to increased income taxes as a result of this change in the executive life insurance program. The Committee believes that it continues to be desirable to provide this benefit to the Company’s executive officers.
Disability Insurance Benefits
Executive officers are provided with special disability benefits because their salaries are inconsistent with the income replacement limits of the Company’s standard disability insurance policies. Thus, these special disability benefits maintain the relationship established for lower compensated employees between annual cash compensation and disability benefits.
Competitive Compensation Analysis
In setting or maintaining base salaries and making incentive awards, the Committee refers to competitive compensation (market) data, and believes that they provide useful information. However, the Committee does not consider such data sufficient to evaluate appropriate compensation fully for any individual executive officer. Accordingly, the Committee does not rely exclusively on compensation surveys or publicly available compensation information. Rather, the Committee also considers: the comparability of compensation as between executive officers of comparable experience and responsibility; job comparability with market positions; the recommendations of the chief executive officer; and the Committee’s own business judgment as to an individual’s maturity, experience and tenure, capacity for growth, demonstrated success and desirability to the Company’s competitors.
To assess the competitiveness of the compensation offered to the Company’s executive officers, the Committee reviewed a comparability analysis prepared in November 2006 by Towers Perrin, a nationally recognized compensation consulting firm.
•	The following elements of compensation were reviewed for each executive officer:
¡	base salary;

¡	target annual incentive as a percentage of salary;

¡	target total cash compensation;

¡	actual total cash compensation;

¡	expected value of long-term incentives as a percentage of salary;

¡	target total direct compensation;

¡	actual total direct compensation; and

¡	pay mix.
TIFFANY & CO.

•	The analysis included data concerning compensation for senior positions provided by:
¡	a survey of 13 companies in the specialty retail industry with median revenues of $2.1 billion;

¡	a survey of 16 companies in the retail industry with median revenues of $3.1 billion, including all the companies in the Peer Group referred to under “PERFORMANCE OF COMPANY STOCK” other than Movado Group Inc.;

¡	a general survey of 49 companies in the retail/wholesale industry; and

¡	a survey of 825 companies in general industry.
To fully understand market compensation levels for comparable executive positions, the analysis includes data for both retail and general industry companies, with greater emphasis on the former. Both management and the Committee review the peer companies annually to confirm continued relevancy.
The Committee believes that a competitive market for the services of retail executives exists, even among firms that are not peers of the Company or that operate in a different line of business.
After reviewing the comparability analysis the Committee determined, as of November 2006:
•	that the chief executive officer is being compensated at the 50th percentile in terms of salary, target total cash compensation (base salary plus target annual incentive) and target total direct compensation (total target cash compensation plus expected value of long-term incentives);

•	that the other named executive officers are generally compensated above market median levels on all four indices; and

•	that no increase in executive compensation was required for Fiscal 2007.
Relative Values of Key Compensation Components
The Committee believes that the portion of an executive officer’s compensation that is “at risk” (subject to adjustment for corporate performance factors) should vary proportionately to the amount of responsibility the executive officer bears for the Company’s success.
The Committee set targets and maximums for short-term incentives for each of the named executive officers as follows:

	Target Incentive as a Percent of	Maximum Incentive as a Percent
Executive	Base Salary	of Base Salary

Michael J. Kowalski	95%	190%

James E. Quinn	70%	140%

Beth O. Canavan	65%	130%

James N. Fernandez	65%	130%

Jon M. King[1]	65%	130%

The Committee also determined that a minimum of 50% of the total compensation opportunity of the chief executive officer and 40% of the total compensation opportunity of the other executive officers

[1] In the case of Jon M. King, the Committee awards discretionary bonuses, rather than the formula-based annual incentive awards such that are awarded to the other four named executive officers, but tends to align the bonuses with the annual incentive awards. Of the five most-highly compensated executive officers, Mr. King is the most recently promoted to the executive officer group.

TIFFANY & CO.

should be comprised of long-term incentives. The Committee awarded long-term incentives with an estimated value for each of the named executive officers as follows:

Executive	Long-term Incentive Value as a Percent of Salary

Michael J. Kowalski	300%

James E. Quinn	250%

Beth O. Canavan	200%

James N. Fernandez	225%

Jon M. King	200%

The estimated value of the long-term incentives was split evenly between the estimated value of performance-based restricted stock units and the estimated value of stock options.
Equity Ownership by Executive Officers and Directors
In July 2006, the Committee proposed and the board of directors adopted a share ownership policy for executive officers to better align management’s interests with those of stockholders over the long-term. This policy was amended in March 2007 to include directors who are not executive officers.
Under this policy, executive officers and non-executive directors are required to own shares of the Company’s common stock having a total market value equal to the following multiples of their base salaries (minimum annual retainer in the case of directors):

Market Value of Company Stock Holdings as a
Multiple of Base Salary (Minimum Annual Retainer
Position/Level	in the case of Non-Executive Directors )

Chief Executive Officer	Five Times

Non-Executive Directors	Five Times

President	Four Times

Executive Vice President	Three Times

Senior Vice President	Two Times

Under the share ownership policy, so long as 25% of the required market value consists of shares of the Company’s common stock owned by an executive officer or director, 50% of the positive current value of his or her vested (exercisable) stock options may also be counted towards compliance. For this purpose, the current value of a vested option is calculated as follows: current market value of the number of shares covered by the option less the total option exercise price.
Prior to satisfying this stock ownership requirement, an executive officer or director may not sell any shares except to:
•	satisfy required withholding for income taxes due upon exercise of stock options or vesting of performance-based restricted stock units;

•	pay the exercise price upon exercise of stock options; and

•	dispose of no more than 50% of the remaining shares issued upon exercise of stock options or vesting of performance-based restricted share units (after paying the exercise price and tax withholding).
Executive officers and directors have until July 2011 to satisfy the stock ownership requirement. At the end of fiscal year 2006, the chief executive officer and three of the other 11 executive officers had fully
TIFFANY & CO.

satisfied their stock ownership requirements. Progress toward compliance will be reviewed by the Committee each July.
By a separate policy, the board of directors has directed executive officers not to engage in transactions of a speculative nature in Company securities, such as the purchase of calls or puts, selling short or speculative transactions as to any rights, options, warrants or convertible securities related to Company securities. This policy does not affect the right to exercise or hold a stock option issued to the executive by the Company.
Dual Trigger Retention Benefits
The Committee believes that it will be important that the team of executive officers remain in place, free of distractions that might arise out of concern for personal financial and job security during any times of possible or actual transition of corporate control. For that reason, the Company has entered into retention agreements with each of the executive officers that provide financial incentives for them to remain in place during any such times. (For a description of the retention agreements see POTENTIAL PAYMENTS ON TERMINATION OR CHANGE IN CONTROL – Retention Agreements.)
The Committee believes that the retention agreements serve the best interests of the Company’s stockholders because such agreements:
•	will increase the value of the Company to a potential acquirer that requires delivery of an intact management team;

•	will help to keep management in place and focused should any situation arise in which a change of control looms but is not welcome or agreement has not yet been reached;

•	are a prudent defense to the possibility that one or more senior executive officers might retire or take a competing job offer during a time of transition; and

•	are not overly generous.
The Committee also believes that the retention agreements contain a definition of “change in control” that is reasonable and appropriate to keeping the management team in place during a time of transition. The Company has not had a single controlling stockholder for many years, and executive officers would be likely to consider acquisition of a controlling interest as described in the retention agreements to be a prelude to a significant change in corporate policies and an incentive to leave.
The Committee also believes that it is reasonable and appropriate for the retention agreements to include excise tax “gross-up provisions,” despite the high potential cost of gross-up payments, for the following reasons:
•	the excise tax imposes discriminatory results between executives with varying compensation and stock option exercise histories;

•	the gross-up provisions assure that the financial incentives provided by the retention agreements will have the desired effect upon each individual executive officer without such discriminatory results; and

•	given the size of the Company’s business and its assets, the cost of the retention payments, including the gross-up payments, is unlikely to impede an acquisition offer from an acquirer with the necessary wherewithal to accomplish it.
The retention agreements are “dual-trigger” arrangements in that they provide no benefits unless two events occur: (i) a change in control followed by (ii) a loss of employment.
TIFFANY & CO.

The Company is not party to any other agreement with any executive officer that provides for severance benefits on termination of employment; does not maintain any severance payment policy for executive officers; and has the right to terminate the employment of any executive for any reason or no reason.
Other Change in Control Provisions
The Company’s stock option and performance-based restricted stock unit award agreements provide for accelerated vesting of options and restricted stock units upon a change in control.
The Committee believes:
•	that each executive should control the disposition of his or her equity interest in the Company, and receive the full value of such interest, should a change of control situation ever arise; and

•	that the independent directors are fully capable of weighing the merits of any proposed transaction and reaching a proper conclusion in the interests of the stockholders, even in the face of management’s advocacy of a transaction that would provide change in control payments to the executive officers.
Termination for Cause and Violation of Non-compete Covenants
Stock options granted under the 2005 Employee Incentive Plan may not be exercised after a termination for cause. Performance-based restricted stock units will not vest if termination for cause occurs before the conclusion of the three-year performance period.
All executive officers have signed non-competition covenants that have a two-year post-employment term. For those who are age 60 or older at termination of employment or who attain age 60 within six months of termination, the term ends six months after termination. For all executive officers, the term ends in six months after termination if a change in control (as defined in the retention agreements) has occurred prior to termination of employment or during the six-month period. For all executive officers, once the six-month minimum period has passed, a change of control will result in an early end to the term.
Violation of the non-compete covenants will result in:
•	loss of benefits under the Excess Plan and the Supplemental Plan;

•	loss of all rights under stock options and performance-based restricted stock units; and

•	mandatory repayment of all proceeds from stock options exercised or restricted stock units vested during a period beginning six months before termination and throughout the duration of the non-competition covenant.
Compensation Committee Process
The Committee typically reviews the comparability analysis (referred to above under Competitive Compensation Analysis) at its November meeting. Because Towers Perrin, the compensation consulting firm that prepares the comparability analysis also consults with management on compensation to be paid to non-executive employees, the Committee retains and consults with a separate independent compensation consultant (one who has no relationship with management) concerning the comparability analysis and the Committee’s processes for review and decision-making. That compensation consultant is Independent Compensation Committee Advisor, LLC.
The decision to retain Towers Perrin to assist the Committee was made by the Committee Chair. Management recommended Towers Perrin and has assisted in arranging meetings between Towers Perrin
TIFFANY & CO.

and the Committee. Management has also consulted with Towers Perrin on the selection of peer companies for comparison, but Towers Perrin has maintained its own judgment in that regard.
Tally sheets for each executive officer are reviewed in July, November and January. These sheets include historical data concerning:
•	salary and annual incentive award or bonus grants in prior years;

•	potential threshold, target and maximum returns on unvested performance-based restricted stock unit awards and unrealized potential gains from outstanding stock options holdings, both under current conditions and under various hypothetical stock price and termination or change-in-control scenarios;

•	realized gains on stock options previously exercised;

•	shareholdings and progress towards compliance with stock ownership requirements;

•	retirement and life insurance benefits and perquisites;

•	total cash compensation (salary plus annual incentive award or bonus grant, based on potential threshold, target and maximum annual incentive or bonus awards for the current year); and

•	estimated value of salary, annual incentive or bonus, unvested restricted stock unit and stock option, and retirement and health benefits upon a hypothetical change in control scenario.
The Committee meets with the chief executive officer regularly and solicits his recommendations with respect to the compensation of the executive officers. In this context, his views as to the performance of the individual officers are provided to the Committee. Individual performance has not factored significantly in terms of incentive pay, although the Committee reserves discretion in that regard with respect to bonuses paid to those executive officers who are not party to annual incentive award agreements.
In January, the Committee reviews a forecast of fiscal year financial results with the chief financial officer and calculates the tentative payouts for short- and long-term incentives on that basis. Revised calculations and adjustments are prepared at the March meeting, when fiscal year financial results are nearly final and ready for public release, and when the annual profit plan and the strategic plan are presented for approval by the board of directors. After the public release of the financial results, the final calculation is made and the Committee authorizes management to make payment on prior year annual incentive awards and performance-based restricted stock unit awards for which the three-year performance period ended in the prior year and to enter into agreements with respect to current year annual incentive awards.
The Committee has limited discretion under the 2005 Employee Incentive Plan to adjust incentive awards for certain events, unanticipated at the time that incentive award targets were set, that affect earnings. For example, in Fiscal 2004 the Committee used this discretion to eliminate the positive effect on earnings arising from a substantial gain on the sale of an investment. The Committee has also used this discretion to adjust awards upwards for extraordinary events, such as asset write-downs.
The Committee awards stock options to executive officers at the January meeting or when individual promotions are recognized. The Committee has never authorized management to make awards of stock options. In most years, the award of options is made on the January meeting date and the price is calculated at market value on that date. On a few occasions, the Committee has been unable to complete its deliberations on the meeting date, and has deferred its decision to later in the month, acted through unanimous written consent and priced the option at market on the consent date. Since 2005, awards of performance-based restricted stock units have also been made at the January meeting with reference to a preliminary draft of the Company’s strategic plan, although the EPS and return on assets goals for
TIFFANY & CO.

threshold, target and maximum pay out are finalized at the March meeting when the strategic plan is adopted.
Limitation under Section 162(m) of the Internal Revenue Code
Section 162(m) of the Internal Revenue Code generally denies a federal income tax deduction to the Company for compensation in excess of $1 million per year paid to any of the named executive officers. This denial of deduction is subject to an exception for “performance-based compensation” such as the performance-based restricted stock units, stock options and annual incentive awards discussed above. Although the Committee has designed the executive compensation program with tax considerations in mind, the Committee does not believe that it would be in the best interests of the Company to adopt a policy that would preclude compensation arrangements subject to deduction limitations.
REPORT OF THE COMPENSATION COMMITTEE
We have reviewed and discussed with the management of Tiffany & Co. the Compensation Discussion and Analysis section of this Proxy Statement. Based on our review and discussions, we recommend to the Board of Directors, to the chief executive officer and to the chief financial officer that the Compensation Discussion and Analysis be included in this Proxy Statement and the Annual Report on Form 10-K for the fiscal year ended January 31, 2007.
Compensation Committee and its Stock Option Subcommittee:
Samuel L. Hayes, III, Chair
Rose Marie Bravo
Abby F. Kohnstamm
Charles K. Marquis
March 15, 2007
TIFFANY & CO.

SUMMARY COMPENSATION TABLE
Fiscal 2006

							Change in
							Pension
							Value and
						Non-	Nonquali-
						Equity	fied
						Incentive	Deferred	All
						Plan	Compensa-	Other
				Stock	Option	Compen-	tion	Compen-
Name and		Salary	Bonus	Awards	Awards	sation	Earnings	sation		Total
Principal Position	Year	($) (a)	($) (b)	($) (c)	($) (d)	($) (e)	($) (f)	($)		($)

Michael J. Kowalski Chairman and CEO	2006	$972,382	—	$1,699,300	$1,869,000	$1,123,541	$1,219,355	$153,367	(g)	$7,036,945

James E. Quinn President	2006	$738,013	—	$1,058,611	$1,211,307	$628,334	$1,452,588	$119,235	(h)	$5,208,088

Beth O. Canavan Executive Vice President	2006	$526,275	—	$587,714	$656,997	$417,878	$249,113	$91,659	(i)	$2,529,636

James N. Fernandez Executive Vice President and CFO	2006	$655,543	—	$821,349	$946,829	$520,377	$448,086	$118,495	(j)	$3,510,679

Jon M. King Executive Vice President	2006	$483,698	$394,225	$446,083	$449,315	—	$223,538	$87,120	(k)	$2,083,979

Notes to Summary Compensation Table:
(a)	Salary amounts include amounts deferred at the election of the executive under the Tiffany and Company Executive Deferral Plan (the “Deferral Plan”) and under the 401(k) feature of the Company’s Employee Profit Sharing and Retirement Savings Plan (the “401(k)”). Amounts deferred to the Deferral Plan are also shown in the Nonqualified Deferred Compensation Table.

(b)	Bonus amounts include amounts deferred at the election of the executive under the Deferral Plan and under the 401(k). Bonus amounts are earned in the fiscal year ended January 31, and paid in April.

(c)	Amounts shown represent the dollar amount of compensation cost recognized in Fiscal 2006 for performance-based restricted stock unit awards for Fiscal 2006 and previous fiscal years in accordance with SFAS No. 123R. In valuing such awards, the Company made certain assumptions. For a discussion of those assumptions, please refer to Part II of the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2007. See Note O. “STOCK COMPENSATION PLANS”, in Notes to Consolidated Financial Statements, under Item 8. Financial Statements and Supplementary Data.

(d)	Amounts shown represent the dollar amount of compensation cost recognized in Fiscal 2006 for stock options granted for Fiscal 2006 and previous fiscal years in accordance with SFAS No. 123R. In valuing option awards, the Company made certain assumptions. For a discussion of those assumptions, please refer to note (c) above.

(e)	This column reflects cash annual incentive awards under the 2005 Employee Incentive Plan. These awards are earned in the fiscal year ended January 31 and are paid on the basis of achieved Performance Goals after the release of the Company’s financial statements for the fiscal year. This column includes amounts deferred at the election of the executive under the Deferral Plan. Amounts so deferred are also shown in the Nonqualified Deferred Compensation Table.
TIFFANY & CO.

(f)	This column represents the aggregate change, over Fiscal 2006, in the actuarial present value of the executive’s accumulated benefit under all defined benefit and actuarial plans. This column does not include earnings under the Deferral Plan because the Deferral Plan does not pay above-market or preferential earnings on compensation that is deferred.

(g)	Mr. Kowalski’s Fiscal 2006 compensation included the following elements whose total incremental cost to the Company is shown in the column titled “All Other Compensation”: life insurance premium ($66,542); tax gross-up paid on the life insurance premium ($54,073); disability insurance premium ($16,627); 401(k) matching contribution ($7,500); medical exam ($2,375); and tax accounting fees ($6,250).

(h)	Mr. Quinn’s Fiscal 2006 compensation included the following elements whose total incremental cost to the Company is shown in the column titled “All Other Compensation”: life insurance premium ($47,325); tax gross-up paid on the life insurance premium ($37,258); disability insurance premium ($17,386); 401(k) matching contribution ($7,500); medical exam ($2,375); tax accounting fees ($3,815); health club membership ($3,576).

(i)	Mrs. Canavan’s Fiscal 2006 compensation included the following elements whose total incremental cost to the Company is shown in the column titled “All Other Compensation”: life insurance premium ($35,484); tax gross-up paid on the life insurance premium ($29,017); disability insurance premium ($16,579); 401(k) matching contribution ($7,500); medical exam ($2,375); and health club membership ($704).

(j)	Mr. Fernandez’s Fiscal 2006 compensation included the following elements whose total incremental cost to the Company is shown in the column titled “All Other Compensation”: life insurance premium ($52,029); tax gross-up paid on the life insurance premium ($41,322); disability insurance premium ($13,829); 401(k) matching contribution ($7,500); and tax accounting fees ($3,815).

(k)	Mr. King’s Fiscal 2006 compensation included the following elements whose total incremental cost to the Company is shown in the column titled “All Other Compensation”: life insurance premium ($35,285); tax gross-up paid on the life insurance premium ($26,013); disability insurance premium ($13,010); 401(k) matching contribution ($7,500); medical exam ($2,625); and health club membership ($2,687).
TIFFANY & CO.

GRANTS OF PLAN-BASED AWARDS
Fiscal 2006
2005 Employee Incentive Plan

									All Other
									Option
									Awards:
									Number	Exercise
									of	or Base
									Securities	Price of	Grant Date
									Under-	Option	Fair Value
			Estimated Future Payouts			Estimated Future Payouts			lying	Awards	of Equity
		Grant	Under Non-Equity			Under Equity Incentive			Options	($/Sh)	Awards
Name	Award Type	Date	Incentive Plan Awards			Plan Awards			(#)	(d)	(e) (f)
							Target
							Number
						Threshold	of	Maximum
			Threshold	Target	Maximum	Number of	Shares	Number of
			($)	($)	($)	Shares (a)	(b)	Shares (c)

	Annual
Michael J.	Incentive
Kowalski	Award		$0	$926,250	$1,852,000

	Performance-
	Based RSU	1/18/07				18,870	42,550	74,000			$1,708,383

	Stock Option	1/18/07							77,000	$40.15	$1,452,466

	Annual
James E.	Incentive
Quinn	Award		$0	$518,000	$1,036,000

	Performance-
	Based RSU	1/18/07				11,858	26,738	46,500			$1,073,531

	Stock Option	1/18/07							49,000	$40.15	$924,297

	Annual
Beth O.	Incentive
Canavan	Award		$0	$344,000	$689,000

	Performance-
	Based RSU	1/18/07				6,758	15,238	26,500			$611,806

	Stock Option	1/18/07							28,000	$40.15	$528,170

	Annual
James N.	Incentive
Fernandez	Award		$0	$429,000	$858,000

	Performance-
	Based RSU	1/18/07				9,563	21,563	37,500			$865,754

	Stock Option	1/18/07							39,000	$40.15	$735,665

Jon M.	Performance-
King	Based RSU	1/18/07				6,375	14,375	25,000			$577,156

	Stock Option	6/7/06							10,000	$33.785	$145,107

	Stock Option	1/18/07							26,000	$40.15	$490,443

Notes to Grants of Plan-Based Awards Table
(a)	Assumes that the EPS minimum is met and the ROA goal is not met (see discussion below).
TIFFANY & CO.

(b)	Assumes that the EPS target is met and the ROA goal is met.

(c)	Assumes that the EPS maximum is met and the ROA goal is met.

(d)	The exercise price of all options was equal to or greater than the closing price of the underlying shares on the New York Stock Exchange on the grant date. The Committee adopted the following pricing convention on January 18, 2007: the higher of (i) the simple arithmetic mean of the high and low sales price of such stock on the New York Stock Exchange on the grant date or (ii) the closing price on such Exchange on the grant date. Options granted before that date were priced at the simple arithmetic mean of the high and low sales price of such stock on the New York Stock Exchange on the grant date.

(e)	The grant date fair value of each option award was computed in accordance with SFAS NO. 123R.

(f)	The grant date fair value of each performance-based award was computed assuming target payout and in accordance with SFAS NO. 123R. For additional information regarding performance-based compensation, see the table titled “OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END” beginning on page PS-36.
EQUITY COMPENSATION PLAN INFORMATION
(AS OF FISCAL YEAR END)

	Column A		Column B	Column C
				Number of securities
				remaining available for
	Number of securities			future issuance under
	to be issued upon		Weighted average	equity compensation
	exercise of		exercise price of	plans (excluding
	outstanding options,		outstanding options,	securities reflected in
Plan category	warrants and rights		warrants and rights	column A)

Equity compensation plans approved by security holders	11,153,201	[a]	$30.26	7,938,073	[b]

Equity compensation plans not approved by security holders	0		0	0

Total	11,153,201	[a]	$30.26	7,938,073	[b]

(a)	Shares indicated do not include 2,211,517 shares issuable under awards of stock units already made. See Note (b) below.
(b)	Shares indicated are the aggregate of those available for grant under the Company’s 2005 Employee Incentive Plan (the “Employee Plan”) and the Company’s 1998 Directors Option Plan (the “Directors Plan”). All plans provide for the issuance of options and stock awards. However, under the 2005 Employee Plan the maximum number of shares that may be issued, 11,000,000, is subject to reduction by 1.58 shares for each share that is delivered on vesting of a stock award. See Note (a) above. Column C reflects this reduction assuming that all shares granted as stock awards will vest. Under the Directors Plan all shares of the 477,500 remaining for issuance could be issued as stock awards.
TIFFANY & CO.

DISCUSSION OF SUMMARY COMPENSATION TABLE
AND GRANTS OF PLAN-BASED AWARDS
Non-Equity Incentive Plan Awards
Each of the named executive officers other than Mr. King was paid a cash (non-equity) annual incentive award for Fiscal 2006 and may be paid such an award for Fiscal 2007. Mr. King was paid a cash bonus for Fiscal 2006 and may be paid a cash bonus for Fiscal 2007.
Non-equity annual incentive awards are established to pay out if the Company increases year-to-year earnings, with payouts at target levels if the Company meets its fiscal year net earnings objectives. These objectives are established by the Compensation Committee at the start of the fiscal year. The objectives are set with reference to earnings in the prior fiscal year, adjusted for certain items that will not be repeated in the course of business (such as income or expense attributable to divestitures or special tax incentives) or expenses relating to capital initiatives (such as the income statement effect of incremental borrowings needed to fund stock repurchases authorized by the Board in excess of annual plan amounts).
•	For fiscal year 2006, earnings were required to exceed reference earnings:
¡	in order for any annual incentive awards to pay out;

¡	by 12.3% in order to pay out at target; and

¡	by 16.3% in order to pay out at maximum.
•	For fiscal year 2007, earnings must exceed reference earnings:
¡	in order for any annual incentive awards to pay out;

¡	by 12% in order to pay out at target; and

¡	by 16% in order to pay out at maximum.
•	In Fiscal 2006, the Company exceeded its net earnings objectives and annual incentive awards and bonuses were paid out at 121.3 % of the target amount.

•	In Fiscal 2005, the Company exceeded its net earnings objectives and annual incentive awards and bonuses were paid out at 200% of target.

•	In Fiscal 2004, the Company exceeded its net earning objectives, but the Committee acted pursuant to its authority under the 2005 Employee Incentive Plan to eliminate from consideration earnings attributable to the sale of an investment in a diamond mining company because of the nature of the event. For that reason no annual incentive awards or bonuses were paid out to executive officers.
Annual incentive awards differ from bonuses as follows:
•	Annual incentive awards are paid under the terms of the 2005 Employee Incentive Plan and will be paid only if the Company meets objective performance goals. This promise is set out in written agreements.

•	Bonuses are not subject to written agreements. The Compensation Committee has the discretion to increase, decrease or withhold such bonuses. It has been the Committee’s practice to pay bonuses on the basis of the same performance goals as annual incentive awards.

•	Annual incentive awards are designed so that the amounts paid out will be deductible to the Company. Annual incentive awards, if properly designed, do not count against the one million dollar limitation under Section 162(m) of the Internal Revenue Code. Each of the named executive officers is subject to that limitation.
TIFFANY & CO.

•	If a bonus is paid to an executive officer, and the total annual cash compensation paid to that executive in the year of bonus was to exceed the one million dollar limitation, the excess would not be deductible to the Company for federal income tax purposes.
Equity Incentive Plan Awards – Performance-Based Restricted Stock Units
In January 2005, the Compensation Committee first awarded equity incentive awards – Performance-Based Restricted Stock Units (“Units”) – to the executive officers. Units were subsequently granted in January of 2006 and 2007. The 2007 award is reflected in the GRANTS OF PLAN-BASED AWARDS table under the column headed “Estimated Future Payouts Under Equity Incentive Plan Awards.”
Units are granted under the 2005 Employee Incentive Plan on the following terms:
•	Units will be exchanged on a one-to-one basis for shares of the Company’s common stock when and if the Units vest;

•	Vesting is determined at the end of a three-year performance period;

•	No Units will vest if the executive voluntarily resigns, retires or is terminated for cause during the three-year performance period, although partial vesting is provided for in cases of termination for death or disability;

•	No Units will vest (other than for reasons of death, disability or on a change in control as defined in the Retention Agreements) if the Company fails to meet a three-year cumulative EPS performance threshold set by the Compensation Committee at the time the Units are granted;

•	Units will tentatively vest based on the following EPS performance hurdles:
¡	30% at threshold;

¡	50% at target; and

¡	87.5% at maximum;
•	EPS performance above threshold and below target or above target and below maximum are prorated. No Units will vest if threshold earnings performance is not achieved. After tentative vesting has been determined, a ROA test will be applied. If met, the tentatively vested number of Units will be increased by 15% (but not to over 100%); if not met, the tentatively vested number of Units will be reduced by 15%;

•	100% vesting will occur only if the Company meets both the EPS maximum and ROA goal;

•	No dividends are paid, accrued or credited to Units until vesting.
The grant of Units made in January, 2005 is subject to satisfaction of the following performance tests over the performance period ending January 31, 2008:
•	Threshold: cumulative net EPS of $4.59;

•	Target: cumulative net EPS of $5.22;

•	Maximum: cumulative net EPS of $5.45;

•	Return on assets: 8.7%.
The grant of Units made in January, 2006 is subject to satisfaction of the following performance tests over the performance period ending January 31, 2009:
•	Threshold: cumulative net EPS of $5.54;

•	Target: cumulative net EPS of $6.39;

•	Maximum: cumulative net EPS of $6.85;

•	Return on assets: 9.7%.
TIFFANY & CO.

The grant of Units made in January, 2007 is subject to satisfaction of the following performance tests over the performance period ending January 31, 2010:
•	Threshold: cumulative net EPS of $6.42;

•	Target: cumulative net EPS of $7.46;

•	Maximum: cumulative net EPS of $8.01;

•	Return on assets: 10.4%.
The Compensation Committee will properly adjust achieved performance so that executive officers will not be advantaged or disadvantaged in meeting the net EPS goals by stock repurchases differing from repurchases approved when the performance tests were adopted or by other extraordinary transactions.
Options
Options vest (become exercisable) in four equal annual installments:
•	Vesting of each installment is contingent on continued employment.

•	All installments immediately vest if there is a change in control (as defined in the Retention Agreements), death or disability.
The exercise price for each share is its fair market value on the date of grant.
Options expire no later than the 10th anniversary of the grant date. Options expire earlier on:
•	termination of employment (three months after termination); or

•	death, disability or retirement (two years after the event).
Life Insurance Benefits
The key features of the life insurance benefit that the Company provides to its executive officers are:
•	executive officers own whole life policies on their own lives;

•	the death benefit is three times annual salary and target annual incentive award or bonus, as the case may be;

•	the Company pays the premium on such policies in an amount sufficient to accumulate cash value;

•	premiums are calculated to accumulate a target cash value at age 65;

•	the target cash value will allow the policy to remain in force without payment of further premiums with a death benefit equivalent to twice the executive officer’s average annual salary and target annual incentive or bonus amount;

•	the amount of the premiums paid by the Company is taxable income to the executive officer; and

•	the Company pays the additional amounts necessary in order to prevent the executive officer from being subjected to increased income taxes as a result of the taxable premium income.
TIFFANY & CO.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
January 31, 2007

	Option Awards				Stock Awards
						Equity
						Incentive
					Equity	Plan Awards
					Incentive	Market or
					Plan Awards	Payout Value
	Number	Number			Number	Of
	of	of			Of	Unearned
	Securities	Securities			Unearned	Shares, Units
	Underlying	Underlying			Shares, Units or	or
	Unexercised	Unexercised	Option		Other Rights	Other Rights
	Options	Options	Exercise	Option	That Have	That Have
	Exercisable	Unexercisable	Price	Expiration	Not Vested (b)	Not Vested
Name	(#)	(#)	($)	Date (a)	(#)	($)

Michael J.	100,000		$9.4532	1/15/08
Kowalski	140,000		$9.4844	1/14/09
	400,000		$14.9766	1/21/09
	150,000		$42.0782	1/20/10
	100,000		$32.4700	1/18/11
	150,000		$34.0200	1/16/12
	195,000		$25.8450	1/16/13
	135,000	45,000	$39.7500	1/15/14
	57,500	57,500	$31.4900	1/31/15
	21,250	63,750	$37.8350	1/31/16
	0	77,000	$40.1500	1/18/17

					92,000 / 92,000 (c)	$3,611,920 (f)
					44,240 / 79,000 (d)	$1,736,862 (g)
					37,000 / 74,000 (e)	$1,452,620 (h)

James E. Quinn	100,000		$9.4844	1/14/09
	300,000		$14.9766	1/21/09
	100,000		$42.0782	1/20/10
	75,000		$32.4700	1/18/11
	110,000		$34.0200	1/16/12
	140,000		$25.8450	1/16/13
	86,250	28,750	$39.7500	1/15/14
	36,250	36,250	$31.4900	1/31/15
	12,750	38,250	$37.8350	1/31/16
	0	49,000	$40.1500	1/18/17

					58,000 / 58,000 (c)	$2,277,080 (f)
					26,880 / 48,000 (d)	$1,055,309 (g)
					23,250 / 46,500 (e)	$912,795 (h)

Beth O. Canavan	14,000		$14.9766	1/21/09
	50,000		$42.0782	1/20/10
	50,000		$32.4700	1/18/11
	75,000		$34.0200	1/16/12
	85,000		$25.8450	1/16/13
	41,250	13,750	$39.7500	1/15/14
	20,000	20,000	$31.4900	1/31/15
	7,250	21,750	$37.8350	1/31/16
	0	28,000	$40.1500	1/18/17

					32,000 / 32,000 (c)	$1,256,320 (f)
					15,120 / 27,000 (d)	$593,611 (g)
					13,250 / 26,500 (e)	$520,195 (h)

(table continued on next page)
TIFFANY & CO.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END (continued)
January 31, 2007

	Option Awards				Stock Awards

						Equity
						Incentive
					Equity	Plan Awards
					Incentive	Market or
					Plan Awards	Payout Value
	Number	Number			Number	Of
	Of	Of			Of	Unearned
	Securities	Securities			Unearned	Shares, Units
	Underlying	Underlying			Shares, Units or	or
	Unexercised	Unexercised	Option		Other Rights	Other Rights
	Options	Options	Exercise	Option	That Have	That Have
	Exercisable	Unexercisable	Price	Expiration	Not Vested (b)	Not Vested
Name	(#)	(#)	($)	Date (a)	(#)	($)

James N.	100,000		$14.9766	1/21/09
Fernandez	70,000		$42.0782	1/20/10
	65,000		$32.4700	1/18/11
	100,000		$34.0200	1/16/12
	118,000		$25.8450	1/16/13
	63,750	21,250	$39.7500	1/15/14
	27,500	27,500	$31.4900	1/31/15
	10,250	30,750	$37.8350	1/31/16
	0	39,000	$40.1500	1/18/17

					44,000 / 44,000 (c)	$1,727,440 (f)
					21,840 / 39,000 (d)	$857,438 (g)
					18,750 / 37,500 (e)	$736,125 (h)

Jon M.	6,000		$42.0782	1/20/10
King	5,000		$32.4700	1/18/11
	7,000		$34.0200	1/16/12
	3,000		$35.9550	3/21/12
	2,500		$25.8450	1/16/13
	7,500	7,500	$25.9400	3/20/13
	26,250	8,750	$39.7500	1/15/14
	15,000	15,000	$31.4900	1/31/15
	5,750	17,250	$37.8350	1/31/16
	0	10,000	$33.7850	6/07/16
	0	26,000	$40.1500	1/18/17

					24,000 / 24,000 (c)	$942,240 (f)
					11,760 / 21,000 (d)	$461,698 (g)
					12,500 / 25,000 (e)	$490,750 (h)

TIFFANY & CO.

Notes to Outstanding Equity Awards at Fiscal Year-end Table
(a)	For any option reported, the grant date was ten (10) years prior to the expiration date shown except for the options expiring on 1/15/08 and 1/14/09, in which the grant date was eleven (11) years prior to the expiration. Because all options vest 25% per year over the four-year period following a grant date, the option expiring on 1/21/2009 would have been fully vested on 1/21/03, 75% vested on 1/21/02, 50% vested on 1/21/01 and 25% vested on 1/21/00.

(b)	In this column, the number to the left of the slash mark indicates the number of shares on which the payout value shown in the column to the right was computed. See Notes (f), (g) and (h) below. The number to the right of the slash mark indicates the total number of shares that would vest upon attainment of all performance objectives over the three-year performance period.

(c)	This grant will vest on 1/31/08.

(d)	This grant will vest on 1/31/09.

(e)	This grant will vest on 1/31/10.

(f)	This value has been computed at maximum based upon Company EPS and ROA performance in fiscal years 2005 and 2006. The computation assumes that 85% percent of the units will vest based on EPS performance; the resulting number of shares was then increased by 15% for ROA performance. The resulting value was computed on the basis of the stock closing price on January 31, 2007, $39.26.

(g)	This value has been computed based upon Company EPS and ROA performance in fiscal year 2006. The computation assumes that 48.7% of the units will vest based on EPS performance; the resulting number of shares was then increased by 15% for ROA performance. The resulting value was computed on the basis of the stock closing price on January 31, 2007, $39.26.

(h)	This value has been computed at EPS threshold and on the assumption that the ROA performance goal will have been achieved.
TIFFANY & CO.

OPTION EXERCISES AND STOCK VESTED
Fiscal 2006

	Option Awards			Stock Awards
	Number of		Value	Number of	Value
	Shares		Realized	Shares	Realized
	Acquired on		on	Acquired on	on
	Exercise		Exercise	Vesting	Vesting
Name	(#)		($)	(#)	($)

Michael J. Kowalski	100,000	(a)	$2,721,000	0	$0

James E. Quinn	60,000	(b)	$1,757,808	0	$0

Beth O. Canavan	0		$0	0	$0

James N. Fernandez	0		$0	0	$0

Jon M. King	0		$0	0	$0

Notes to Option Exercises and Stock Vested Table
(a)	Weighted-average holding period for options exercised: 10.8 years.

(b)	Weighted-average holding period for options exercised: 9 years.
TIFFANY & CO.

PENSION BENEFITS TABLE

				Actuarial	Payments
				Present Value	During
		Number		of	Last
		of Years		Accumulated	Fiscal
		Credited		Benefits	Year
Name	Plan Name (a)	Service		($)	($)

	Pension Plan	28 (b)	(d)	$449,694	$0
	Excess Plan	28 (b)	(d)	$4,215,041	$0
Michael J. Kowalski	Supplemental Plan	28 (b)	(d)	$1,693,182	$0

	Pension Plan	20	(d)	$323,522	$0
	Excess Plan	20	(d)	$1,782,764	$0
James E. Quinn	Supplemental Plan	20	(d)	$1,157,452	$0

	Pension Plan	19		$293,964	$0
	Excess Plan	19		$835,163	$0
Beth O. Canavan	Supplemental Plan	19		$26,413	$0

	Pension Plan	28	(c)	$359,575	$0
	Excess Plan	28	(c)	$1,557,525	$0
James N. Fernandez	Supplemental Plan	28	(c)	$633,704	$0

	Pension Plan	16		$200,499	$0
	Excess Plan	16		$334,713	$0
Jon M. King	Supplemental Plan	16		$61,501	$0

Notes to Pension Benefits Table
(a)	The formal names of the plans are: the Tiffany and Company Employee Pension Plan (“Pension Plan”), the Tiffany and Company Un-funded Retirement Plan to Recognize Compensation in Excess of Internal Revenue Code Limits (“Excess Plan”) and the Tiffany and Company Supplemental Retirement Income Plan (“Supplemental Plan”).

(b)	Mr. Kowalski has been credited with 6.4 years of service for his period of employment prior to October 15, 1984 with the corporation that was, immediately before that date, Tiffany’s parent corporation. The effect of this credit has been to augment the present value of his accumulated benefit under the retirement plans as follows (these amounts are included in the Pension Benefits table above):

Pension Plan:	$100,366
Excess Plan:	$940,748
Supplemental Plan:	$54,952
(c)	Mr. Fernandez has been credited with 6.3 years of service for his period of employment prior to October 15, 1984 with the corporation that was, immediately before that date, Tiffany’s parent corporation. The effect of this credit has been to augment the present value of his accumulated benefit under the retirement plans as follows (these amounts are included in the Pension Benefits table above):

Pension Plan:	$79,441
Excess Plan:	$344,104
Supplemental Plan:	$34,974
TIFFANY & CO.

(d)	Mr. Kowalski and Mr. Quinn are currently eligible for early retirement under each of the Pension, Excess and Supplemental Plan. They are each eligible for early retirement because they have reached age 55 and have accumulated at least ten years of credited service. The normal retirement age under each of the plans is 65. However those eligible for early retirement may retire with a reduced benefit. For retirement at age 55, the reduction in benefit would be 40%, as compared to the benefit at age 65. The benefit reduction for early retirement is computed as follows:
•	For retirement between age 60 and age 65, the executive’s age at early retirement is subtracted from 65; for each year in the remainder the benefit is reduced by five percent;

•	Thus, for retirement at age 60 the reduction is 25%;

•	For retirement between age 55 and age 60, the reduction is 25% plus an additional three percent for each year by which retirement precedes age 60.
Assumptions Used in Calculating the Present Value of the Accumulated Benefits
The assumptions used in the Pension Benefit Table are that the executive would retire at age 65; mortality based upon the 1994 Group Annuity Mortality Table, Male & Female; a discount rate of 6.00%. All assumptions were consistent with those used to prepare the financial statement for the fiscal year ended January 31, 2007.
Features of the Retirement Plans
Tiffany has established three retirement plans for eligible employees: the Pension Plan, the Excess Plan and the Supplemental Plan. The executive officers of the Company are eligible to participate in all three.
Average Final Compensation
Average final compensation is used in each plan to calculate benefits. A participant’s “average final compensation” is the average annual compensation he or she received over the five highest paid plan years (January 1 to December 31) during his or her last 10 years of service.
In general, compensation reported in the SUMMARY COMPENSATION TABLE above as “Salary”, “Bonus” or “Non-Equity Incentive Plan Compensation” is compensation for purposes of the Plans; amounts attributable to the exercise of stock options or to the vesting of restricted stock are not included. However, Internal Revenue Code requirements limit the amount of compensation that may be included in calculating the benefit under the Pension Plan.
Pension Plan
These are the key features of the Pension Plan:
•	it is a “tax-qualified plan,” that is, it is designed to comply with those provisions of the Internal Revenue Code applicable to retirement plans;

•	it is a “funded” plan (money has been deposited into a trust that is insulated from the claims of the Company’s creditors);

•	it is available at no cost to regular full-time employees of Tiffany hired on or before December 31, 2005;

•	all executive officers are participants;

•	benefits vest after five years of service;
TIFFANY & CO.

•	benefits are based on the participant’s average final compensation and years of service;

•	benefits are subject to Internal Revenue Code limitations on the total benefit and the amount that may be included in average final compensation; and

•	benefits are not offset by Social Security.
The benefit formula under the Pension Plan first calculates an annual amount based on average final compensation and then multiplies it by years of service. This is the formula: [[(average final compensation less covered compensation) x 0.015] plus [(average final compensation up to covered compensation) x 0.01]] x years of service. “Covered compensation” varies by the participant’s birth date and it is an average of taxable wage bases calculated for Social Security purposes.
Example: covered compensation for a person born in 1952 is $72,600. This person has average final compensation of $100,000 and 25 years of service. The Pension benefit at age 65 would be calculated as follows: [[($100,000 — $72,600 ) x 0.015] plus [($72,600) x 0.01]] x 25 = $28,425 annual benefit for a single life annuity.
The form of benefit elected can reduce the amount of benefit. The highest benefit is available for an unmarried participant who elects to take the benefit over the course of his or her own life. A person who elects to the take the benefit over the course of two lives, such as a 100% annuity over the lives of the participant and his or her spouse, will suffer an actuarial reduction in the amount of the benefit.
Excess Plan
These are the key features of the Excess Plan:
•	it is not a qualified plan and is not subject to Internal Revenue Code limitations;

•	it is not funded (benefits are paid out of the Company’s general assets, which are subject to the claims of the Company’s creditors);

•	it is available only to employees whose benefits under the Pension Plan are affected by Internal Revenue Code limitations, including all executive officers;

•	it uses the same retirement benefit formula as is set forth in the Pension Plan, but includes in average final compensation earnings that are excluded under the Pension Plan due to Internal Revenue Code Limitations;

•	benefits are offset by benefits payable under the Pension Plan;

•	benefits are not offset by benefits payable under Social Security;

•	benefits vest after five years of service;

•	benefits are subject to forfeiture if employment is terminated for cause; and

•	for those who leave Tiffany prior to age 65, benefits are subject to forfeiture for failure to execute and adhere to non-competition and confidentiality covenants.
Supplemental Plan
These are the key features of the Supplemental Plan:
•	it is not a qualified plan and is not subject to Internal Revenue Code limitations;

•	it is not funded (benefits are are paid out of the Company’s general assets, which are subject to the claims of the Company’s creditors);

•	it is available only to executive officers;

•	it uses a different benefit formula than that used by the Pension Plan and the Excess Plan;
TIFFANY & CO.

•	benefits are offset by benefits payable under the Pension Plan and the Excess Plan;

•	benefits are offset by benefits payable under Social Security;

•	benefits do not vest until executive attains age 55 while employed by Tiffany and until he or she has provided 10 years of service (benefits will vest earlier on a change in control as defined in the Retention Agreements);

•	benefits are subject to forfeiture if employment is terminated for cause; and

•	for those who leave Tiffany prior to age 65, benefits are subject to forfeiture for failure to execute and adhere to non-competition and confidentiality covenants.
As its name implies, the Supplemental Plan supplements payments under the Pension Plan, the Excess Plan and from Social Security so that total benefits equal a variable percentage of the participant’s average final compensation.
Depending upon the participant’s years of service with Tiffany, the combined benefit under the Pension Plan, the Excess Plan, the Supplemental Plan and from Social Security would be as follows:

	Combined Annual Benefit As a Percentage of Average Final
Years of Service	Compensation

less than 10	(a	)
10-14	20%
15-19	35%
20-24	50%
25 or more	60%

(a)	The formula for benefits under the Pension and Excess Plans is a function of years of service and covered compensation (subject to Internal Revenue Code limitations in the case of the Pension Plan) and not any specific percentage of the participant’s average final compensation (see above). A retiree with less than ten years of service would not receive any benefit under the Supplemental Plan but could expect to receive a benefit of approximately 13% of average final compensation under the Pension and Excess Plans.
Early Retirement and Extra Service Credit
Please refer to note (d) on PS-41 for a discussion of the early retirement features of the Plans.
Tiffany does not have a policy for or practice of granting extra years of credited service under the Plans other than in the event of a change in control. See POTENTIAL PAYMENTS ON TERMINATION OR CHANGE IN CONTROL – Retention Agreements. Mr. Kowalski and Mr. Fernandez have credit for service with Tiffany’s former parent corporation. This credit was arranged in 1984 when the Company purchased Tiffany.
TIFFANY & CO.

NONQUALIFIED DEFERRED COMPENSATION TABLE
(Fiscal 2006)

	Executive				Aggregate
	Contribution	Registrant	Aggregate		Balance
	In	Contribution	Earnings	Aggregate	At
	Last Fiscal Year	In	In	Withdrawals/	Last Fiscal Year
	(a)	Last Fiscal Year	Last Fiscal Year	Distributions	End
Name	($)	($)	($)	($)	($)

Michael J. Kowalski	$48,619	$0	$15,737	$50,782	$309,259

James E. Quinn	$40,875	$0	$112,509	$0	$1,152,830

Beth O. Canavan	$78,941	$0	$33,424	$47,119	$445,833

James N. Fernandez	$182,777	$0	$79,179	$26,890	$796,959

Jon M. King	$0	$0	$0	$0	$0

Note to Nonqualified Deferred Compensation Table
(a)	This column includes amounts that are also included in the amounts shown in the columns headed “Salary” or “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table.
Features of the Executive Deferral Plan
These are the key features of the Company’s Executive Deferral Plan:
•	Participation is open to directors and executive officers of the Company as well as other vice presidents and “director-level” employees of Tiffany;

•	Directors of the Company may defer all of their cash compensation;

•	Employees may defer up to 50% of their salary and up to 90% of their cash annual incentive or bonus compensation;

•	The Company makes no contribution and guarantees no specific return on money deferred;

•	Deferrals are placed in a trust that is subject to the claims of Tiffany’s creditors;

•	Deferred compensation is invested by the trustee in various mutual funds as directed by Tiffany, which follows the directions of participants;

•	The value in the participant’s account (and Tiffany’s responsibility for payment) is measured by the return on the investments selected by the participant;

•	Deferrals may be made to a Retirement Account and to accounts which will pay out on specified “in-service” dates;

•	Participants must elect to make deferrals in advance of the period during which the deferred compensation is earned;

•	Retirement Accounts pay out in 5, 10, 15 or 20 annual installments after retirement as elected in advance by the participant;

•	Except in the case of previously elected “in-service” payout dates, participants are not allowed to withdraw funds while they remain employed other than for unforeseeable emergencies and then only with the permission of Tiffany’s Board;
TIFFANY & CO.

•	Termination of employment generally triggers a distribution of all account balances other than, in the case of retirement or disability, retirement balances; and

•	Most participants, including all executive officers, will not receive any distribution from the plan until six months following termination of employment; this six-month limitation does not apply to pre-2005 balances.
TIFFANY & CO.

POTENTIAL PAYMENTS ON TERMINATION OR CHANGE IN CONTROL
The following table shows payments, the value of accelerated vesting of equity compensation and the value of benefits that would have been provided, or that would have accrued, to the named executive officers in the event that a change in control of the Company had occurred immediately following the close of business on January 31, 2007 (first three columns to the right of the executive’s name) and on the further assumption that the employment of the executive officer was involuntarily terminated without cause at that time (the other four columns).

	Vesting On Change in Control			Payable or Vesting On Termination of Employment
	With or Without Termination of Employment			Following Change in Control
		Early
	Early Vesting	Vesting	Early Vesting		Cash Value
	of	of	of	Cash	of
	Supplemental	Stock	Restricted	Severance	Increased		Health	Excise Tax
	Plan	Options	Stock Units	Payment	Service		Benefits	Gross Up
Name	(a)	(b)	(c)	(d)	Credit		(g)	(h)

Michael J. Kowalski	$1,693,182	$537,619	$9,618,700	$8,250,000	$3,960,049	(e)	$53,988	$8,524,510

James E. Quinn	$0	$336,169	$5,987,150	$5,106,000	$2,286,064	(e)	$53,988	$5,329,844

Beth O. Canavan	$26,413	$186,394	$3,356,730	$2,260,000	$1,267,917	(f)	$35,992	$2,793,361

James N. Fernandez	$633,704	$257,494	$4,730,830	$2,820,000	$1,321,682	(e)	$35,992	$3,561,241

Jon M. King	$61,501	$295,781	$2,748,200	$1,860,000	$450,502	(e)	$12,581	$2,019,892

Notes to Potential Payments on Termination or Change in Control Table
(a)	Absent a change in control the Supplemental Plan will vest only when the participant attains the in-service age of 55 years with ten years of service.

(b)	The value of early vesting of stock options was determined using $39.26, the closing value of the Company’s common stock on January 31, 2007.

(c)	The value of early vesting of performance-based restricted stock units was determined using $39.26, the closing value of the Company’s common stock on January 31, 2007. In the event of a change in control such units vest at the maximum number of shares.

(d)	Cash severance payments were determined by multiplying the sum of (i) actual salary and (ii) the highest annual incentive award or bonus paid in Fiscal 2006, 2005 and 2004 by three, in the case of Mr. Kowalski and Mr. Quinn, or by two, in the case of the other executive officers.

(e)	The addition of two or three years of service credit, as applicable, would not have entitled any of these executives to a higher percentage pension benefit under the Supplemental Plan. The cash value of the increased service credit has been calculated based on the change in average final compensation that would result from two or three years of additional employment at the salary and incentive award/bonus referred to in note (d) above.

(f)	The addition of two years of service credit would have entitled this executive to 50% of average final compensation, as opposed to 35%, under the Supplemental Plan. For this reason, the cash value of her increased service credit has been calculated based upon this increase in percentage
TIFFANY & CO.

entitlement as well as the change in average final compensation that would result from two years of additional employment at the salary and incentive award/bonus referred to in note (c) above.

(g)	The amounts shown in this column represent two or three years of health-care coverage determined on the basis of the Company’s “COBRA” rates for post-employment continuation coverage. Such rates are available to all participating employees who terminate from employment and were determined on the basis of the coverage elections made by the executive officer.

(h)	The excise tax gross-up was determined with reference to the excise tax under Section 4999 of the Internal Revenue Code, a review of W-2 for the individuals in question for the necessary historical period.
Explanation of Potential Payments on Termination or Change in Control
Retention Agreements
The Company and Tiffany have entered into retention agreements with each of the executive officers. These agreements would provide a covered executive with compensation if he or she should incur an “involuntary termination” after a “change in control.” An “involuntary termination” does not include a termination for cause, but does include a resignation for good reason.
When, if ever, a “change in control” occurs, the covered executives would have fixed terms of employment under their retention agreements as follows: three years in the case of Mr. Kowalski and Mr. Quinn and two years for all other executive officers.
If the executive incurs an involuntary termination during his or her fixed term of employment under a retention agreement, compensation, keyed to the length of his or her term of employment, would be payable to the executive as follows:
•	Two (for executives with two year terms of employment) or three (for executives with three year terms of employment) times the sum of salary and the highest annual incentive award or bonus paid for the preceding three fiscal years, as severance;

•	A payment equal to the present value of two or three years of additional years of service credit at the salary and annual incentive award or bonus referred to above under the Supplemental Plan; and

•	Two or three years of benefits continuation under Tiffany’s health and welfare plans.
Vesting of Options, Restricted Stock Units on a Change in Control
In the event of a “change in control” of the Company, all options granted to employees (including executive officers) become exercisable in full and all restricted stock units vest and convert to shares.
Supplemental Retirement Benefits Vest on a Change in Control
Benefits under the Pension Plan and the Excess Plan are vested for all named executive officers. Benefits under the Supplemental Plan are vested for Mr. Kowalski and Mr. Quinn. In the event of a change in control benefits under the Excess Plan would early vest for Mrs. Canavan, Mr. Fernandez and Mr. King, although such vesting would not necessarily result in any payment at the time of such change in control.

TIFFANY & CO.

Gross-up Benefits on a Change in Control
Because a covered executive’s receipt of payments and benefits in connection with a “change in control” may trigger a 20% excise tax under Section 4999 of the Internal Revenue Code, the retention agreements contain “gross-up” provisions. Under these provisions, the Company or Tiffany must pay the covered executive’s excise tax and any additional excise tax and income tax resulting from the gross-up provisions. If the gross-up provisions are triggered, the Company or Tiffany, as the case may be, will be unable to deduct most of the “change in control” payments and benefits, including the gross-up.
Definition of a Change in Control
For purposes of the Supplemental Plan, stock options and restricted stock the term “change in control” means that one of the following events has occurred:
•	Any person or group of persons acting in concert (and by person we mean an individual or organization) acquires thirty-five percent or more in voting power or stock of the Company, including the acquisition of any right, option, warrant or other right to obtain such voting power or stock, whether or not presently exercisable;

•	A majority of the Board is, for any reason, not made up of individuals who were either on the Board on January 21, 1988, or, if they became members of the Board after that date, were approved by the directors; or

•	Any other circumstance which the Board deems to be a “change in control.”
For purposes of the retention agreements, a “change in control” includes the above events, as well as additional events amounting to a change in control of the Company or Tiffany. Such events could include a so-called “friendly” acquisition of the Company or Tiffany.
Non-Competition Covenants Affected by Change in Control
Under the terms of the retention agreements entered into with the executive officers, the duration of certain non-competition covenants could be cut back from as long as two years following termination of employment to as little as six months in the event a change in control were to occur. In the table above, we have not assigned any value to a potential cut-back.
Early Retirement
Mr. Quinn was eligible to take early retirement on January 31, 2007. His early retirement benefit under the Pension Plan, the Excess Plan and the Supplemental Plan would have been approximately $363,000 per year had he retired effective January 31, 2007.
Death or Disability
If any of the named executive officers had died or become disabled on January 31, 2007 stock options then unvested would have early vested. The value of such early vesting is shown in the column labeled “Early Vesting of Stock Options” in the table on page PS-46. If any of the named executive officers had died or become disabled on January 31, 2007 certain performance-based restricted stock units would have early vested. The value of such early vesting would have been as follows for each of the named executive officers on January 31, 2007: Mr. Kowalski, $3,097,614; Mr. Quinn, $1,931,592; Mrs. Canavan, $1,071,798; Mr. Fernandez, $1,495,806; and Mr. King, $812,682.

TIFFANY & CO.

DIRECTOR COMPENSATION TABLE
Fiscal 2006

			Change in Pension Value
	Fees Earned or		and Nonqualified	All Other
	Paid in Cash	Option Awards	Deferred Compensation	Compensation	Total
Name	($)(a)	($) (b) (c)	Earnings (d)	($)	($)

Rose Marie Bravo	$62,000	$182,566	$15,459	$0	$260,025

William R. Chaney	$62,000	$293,313	$0	$0	$355,313

Samuel L. Hayes III	$82,000	$182,566	$0	$0	$264,566

Abby F. Kohnstamm	$62,000	$182,566	N/A	$0	$244,566

Charles K. Marquis	$76,000	$182,566	$20,011	$0	$278,577

J. Thomas Presby	$93,000	$201,148	N/A	$0	$294,148

William A. Shutzer	$62,000	$182,566	$11,692	$0	$256,258

Notes to Director Compensation Table
(a)	Includes amounts deferred under the Executive Deferral Plan.

(b)	Amounts shown represent the dollar amount of compensation cost recognized in Fiscal 2006 for stock options granted for Fiscal 2006 and previous fiscal years in accordance with SFAS No. 123R. In valuing option awards the Company made certain assumptions. For a discussion of those assumptions, please refer to Part II of the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2007. See Note O. “STOCK COMPENSATION PLANS”, in Notes to Consolidated Financial Statements, under Item 8. Financial Statements and Supplementary Data.

(c)	Supplementary Table: Outstanding Director Option Awards at Fiscal Year End

Aggregate Number of Option
Awards Outstanding at Fiscal Year
End
Name	(number of underlying shares)

Rose Marie Bravo	97,216

William R. Chaney	197,500

Samuel L. Hayes III	151,228

Abby F. Kohnstamm	60,000

Charles K. Marquis	151,228

J. Thomas Presby	45,000

William A. Shutzer	112,876

(d)	The actuarial valuation shown takes into account the current age of the director and is based on the following assumptions consistent with those used in preparing the financial statements: 1994 Group Mortality Table, Male & Female; discount rate of 6.00% and retirement age of 65 (if the director is over age 65, the director is assumed to retire on January 31, 2007. Where a “0” appears in this column it is because there was a decline in value. In the case of Mr. Chaney, the decline was approximately $9,643. In the case of Professor Hayes, the decline was approximately $10,649.

TIFFANY & CO.

Discussion of Director Compensation Table
Directors who are not employees of the Company or its subsidiaries are paid or provided with the following for their service on the Board:
•	An annual retainer of $50,000;

•	An additional annual retainer of $20,000, $10,000 or $5,000 to the chairperson of the Audit, Compensation, or Nominating/Corporate Governance Committee, respectively;

•	A per-meeting-attended fee of $2,000 for meetings attended in person (no fee is paid for attendance at any committee or subcommittee meetings which occur on the same day as a meeting of the full Board);

•	A fee of $1,000 for each telephonic meeting in which the director participates;

•	Stock options, as discussed below; and

•	A retirement benefit, also discussed below.
Under Tiffany’s Amended and Restated Executive Deferral Plan, directors may defer up to one hundred percent (100%) of their cash compensation and invest the amounts they defer in various accounts and funds established under the plan. However, the Company does not guarantee any return on said investments. The following table provides data concerning director participation in this plan:

	Director	Registrant			Aggregate Balance
	Contribution	Contribution	Aggregate Earnings	Aggregate	At
	In	In	In	Withdrawals/	Last Fiscal Year
	Last Fiscal Year	Last Fiscal Year	Last Fiscal Year	Distributions	End
Name	($)	($)	($)	($)	($)

Charles K. Marquis	$0	$0	$43,123	$0	$468,762

William A. Shutzer	$62,000	$0	$80,619	$0	$627,468

Tiffany also reimburses directors for expenses they incur in attending Board and committee meetings, including expenses for travel, food and lodging.
Non-employee directors are granted options to purchase shares of Company common stock upon their first election or appointment, and in January of each year an option grant is made to each non-employee director. These options vest in two equal installments: 1/2 after one year of service on the Board following the grant of the option, and the balance after two years of service. However, all installments vest and become immediately exercisable in the event there is a “change in control” of the Company. These options expire after 10 years, but they expire sooner if, before the end of that 10-year period, the director leaves the Board. The option’s exercise price is the fair market value of the Company’s common stock on the date of grant, which is calculated as the higher of (i) the average of the highest and lowest sales prices or (ii) the closing price on the date of grant.
Directors who retire as non-employee directors with five or more years of Board service are also entitled to receive an annual retirement benefit equal to $38,000. This benefit is payable quarterly and continues for a period of time equal to the director’s length of service on the Board, including periods served as an employee director. However, this particular benefit is not available to any director first appointed or elected after January 1, 1999; accordingly, neither Ms. Kohnstamm nor Mr. Presby is entitled to participate in this benefit plan.
Messrs. Kowalski and Quinn are employees of Tiffany. They therefore receive no separate compensation for their service as directors.

TIFFANY & CO.

PERFORMANCE OF COMPANY STOCK
The following graph compares changes in the cumulative total shareholder return on Tiffany & Co.’s stock for the previous five fiscal years to returns for the same five-year period on (i) the Standard & Poor’s 500 Stock Index, (ii) the Standard & Poor’s 500 Consumer Discretionary Index; and (iii) a peer group. Cumulative shareholder return is defined as changes in the closing price of our stock on the New York Stock Exchange, plus the reinvestment of any dividends paid on our stock.
Comparison of Cumulative Five Year Total Return

	ANNUAL RETURN PERCENTAGE
	Years Ending

Company / Index	1/31/03	1/31/04	1/31/05	1/31/06	1/31/07

Tiffany & Co.	-34.50	71.45	-20.17	20.95	5.26
S&P 500 Index	-23.02	34.57	6.23	10.38	14.51
S&P 500 Consumer Discretionary Index	-25.66	40.94	9.39	-0.59	19.85
Peer Company Group	-9.74	86.00	27.45	36.90	29.75

		INDEXED RETURNS
	Base	Years Ending
	Period
Company / Index	1/31/02	1/31/03	1/31/04	1/31/05	1/31/06	1/31/07

Tiffany & Co.	100	65.50	112.31	89.65	108.43	114.13
S&P 500 Index	100	76.98	103.60	110.05	121.47	139.10
S&P 500 Consumer Discretionary Index	100	74.34	104.77	114.61	113.94	136.55
Peer Company Group	100	90.26	167.88	213.97	292.92	380.07

TIFFANY & CO.

ASSUMES AN INVESTMENT OF $100 ON JANUARY 31, 2002 IN COMPANY STOCK, EACH OF THE TWO INDICES AND IN THE PEER GROUP. THE REINVESTMENT OF ANY SUBSEQUENT DIVIDENDS IS ALSO ASSUMED.
TOTAL RETURNS ARE BASED ON MARKET CAPITALIZATION; INDICES ARE WEIGHTED AT THE BEGINNING OF EACH PERIOD FOR WHICH A RETURN IS INDICATED.
The Company added the S&P 500 Consumer Discretionary Index to the graph in 2007 because it consists of a broad array of publicly traded companies that provide discretionary products to consumers. Although TIFFANY & CO. is a luxury brand, the Company differs in many important respects from most companies selling luxury goods. The Company is primarily a retailer with only a minor wholesale component to its business. Unlike some specialty stores, the Company develops and trades in a single-brand (with the exception of select name-brand watches). Unlike those who sell fashion and fashion accessories, the Company’s merchandise is not seasonal in nature. For these reasons, and because many companies that the Company considers peers are not publicly traded, management has come to believe that the S&P 500 Consumer Discretionary Index makes the most appropriate available index for comparing the Company’s performance.
PEER COMPANY GROUP: Coach, Inc.; Movado Group Inc.; Nordstrom Inc.; Polo Ralph Lauren Corp.; Saks Inc.; Sotheby Holdings Inc.; Williams Sonoma Inc.; and Zale Corp.

TIFFANY & CO.

DISCUSSION OF PROPOSALS PRESENTED BY THE BOARD
Item 1.    Election of Directors
Each year, we elect directors at an Annual Meeting of Stockholders. At the 2007 Annual Meeting, nine directors will be elected. Each of them will serve until he or she is succeeded by another qualified director or until his or her earlier resignation or removal from office.
It is not anticipated that any of this year’s nominees will be unable to serve as a director, but if that should occur before the Annual Meeting, the Board may either propose another nominee or reduce the number of directors to be elected. If another nominee is proposed, you or your proxy will have the right to vote for that person at the Annual Meeting.
Information concerning each of the nominees is set forth below:

Michael J. Kowalski	Mr. Kowalski, 55, is Chairman of the Board and Chief Executive Officer of Tiffany & Co. He succeeded William R. Chaney as Chairman at the end of fiscal year 2002 and as Chief Executive Officer in February 1999. Prior to his appointment as President in January 1996, he was an Executive Vice President of Tiffany & Co., a position he had held since March 1992. Mr. Kowalski also served as Tiffany & Co.’s Chief Operating Officer from January 1997 until his appointment as Chief Executive Officer. He became a director of Tiffany & Co. in January 1995. Mr. Kowalski also serves on the board of The Bank of New York. The Bank of New York is Tiffany’s principal banking relationship, serving as Administrative Agent and a lender under a Revolving Credit Facility and as trustee of Tiffany’s Employee Pension Plan.

Rose Marie Bravo	Ms. Bravo, 56, is Vice Chairman of Burberry Limited and is a member of its board of directors. Ms. Bravo previously served as Chief Executive of Burberry Limited from 1997 until 2006 and as President of Saks Fifth Avenue from 1992 to 1997. Ms. Bravo became a director of Tiffany & Co. in October 1997 when she was selected by the Board to fill a newly created directorship. She also serves on the Board of Directors of Estee Lauder Companies Inc.

William R. Chaney	Mr. Chaney, 74, is the former Chairman of the Board. He resigned that office effective January 31, 2003. Mr. Chaney joined Tiffany in January 1980 as a member of the Board and was named Chairman and Chief Executive Officer of Tiffany & Co. in August 1984. He resigned as Chief Executive Officer effective February 1, 1999. Prior to joining Tiffany, he served as an executive officer of Avon Products, Inc.

Gary E. Costley	Dr. Costley, 63, has been nominated to replace Prof. Samuel Hayes who is retiring as a director. See Retiring Director below. Dr. Costley is a co-founder and managing director of C&G Capital and Management, LLC, which provides capital and management to health, medical and nutritional products and services companies. He was Chairman and Chief Executive Officer of International Multifoods Corporation, a manufacturer and marketer of branded consumer food and food service products from November 2001 until June 2004, and Chairman, President and Chief Executive Officer from 1997 through 2001. He is a director of four public companies: The Principal Financial Group,

TIFFANY & CO.

Pharmacopeia Drug Discovery, Inc., Accelrys, Inc. and Prestige Brand Holdings, Inc.

Abby F. Kohnstamm	Ms. Kohnstamm, 53, is the President and founder of Abby F. Kohnstamm & Associates, Inc. a marketing and consulting firm. Prior to establishing her company, Ms. Kohnstamm served as Senior Vice President, Marketing of IBM Corporation from 1993 through 2005. In that capacity, she had overall responsibility for all aspects of marketing across IBM. Ms. Kohnstamm remains an executive consultant to IBM. In addition, Ms. Kohnstamm held a number of senior marketing positions at American Express from 1979 through 1993. Ms. Kohnstamm also serves on the Board of Directors of the Progressive Corporation, the Board of Trustees of Tufts University and the Board of Overseers at New York University’s Stern School of Business. She became a director of Tiffany & Co. in July 2001, when she was selected by the Board to replace a retiring director. IBM Corporation and its affiliated companies provide data-processing and communication hardware, software and services to Tiffany and purchase business gifts from Tiffany.

Charles K. Marquis	Mr. Marquis, 64, is a Senior Advisor to Investcorp International, Inc. From 1974 through 1998, he was a partner in the law firm of Gibson, Dunn & Crutcher L.L.P. He was elected a director of Tiffany & Co. in 1984. Mr. Marquis also serves as a director and nominating/corporate governance chair of CSK Auto Corporation.

J. Thomas Presby	Mr. Presby, 67, has used his business experience and professional qualifications to forge a second career of board service since he retired in 2002 as a partner in Deloitte Touche Tohmatsu. At Deloitte he held numerous positions in the United States and abroad, including the posts of Deputy Chairman and Chief Operating Officer. He was selected to be a director of the Company in November 2003 by the Board to fill a newly created position. He now serves as a director and audit committee chair for the Company and American Eagle Outfitters, AMVESCAP, PLC, First Solar, Inc., TurboChef Technologies, Inc. and World Fuel Services, Inc. and finds that he is able to leverage the experience of managing audit committees to the benefit of each board on which he serves and the efficient use of his own time and that of his colleagues. He is a certified public accountant and a holder of the NACD Certificate of Director Education.

James E. Quinn	Mr. Quinn, 55, is President of Tiffany & Co., responsible for Tiffany & Co. sales outside the U.S. and Canada, worldwide real estate operations and Little Switzerland, Inc. Prior to his appointment as Vice Chairman in January 1998, Mr. Quinn was an Executive Vice President of Tiffany & Co., a position he had held since March 1992. He became a director of Tiffany & Co. in January 1995. He also serves as a member of the Board of Directors and nominating committee chair of BNY Hamilton Funds, Inc. He is also a member of the Board of Directors of Mutual of America Capital Management, Inc.

William A. Shutzer	Mr. Shutzer, 60, is a Senior Managing Director of Evercore Partners, a financial advisory and private equity firm. He previously served as a Managing Director of Lehman Brothers from 2000 through 2003, a Partner in Thomas Weisel Partners LLC, a merchant banking firm, from 1999 through 2000, as Executive Vice President of ING Baring Furman Selz LLC from 1998 through 1999, President of Furman Selz Inc. from 1995 through 1997 and as a Managing

TIFFANY & CO.

Director of Lehman Brothers and its predecessors from 1978 through 1994. He was elected a director of the Company in 1984. Mr. Shutzer is also a member of the Boards of Directors of Jupiter Media Corp., CSK Auto Corporation. He also serves as a director and compensation committee chair of TurboChef Technologies, Inc.

Retiring Director.	Samuel L. Hayes, III, 72, will retire as a director when he is succeeded by his replacement. Prof. Hayes was the Jacob H. Schiff Professor of Investment Banking at the Harvard Business School from 1975 to 1998, when he became the Jacob H. Schiff Professor Emeritus. He was elected a director of Tiffany & Co. in 1984. He also serves as independent chair of the Board of Directors of the Eaton Vance Group of Funds and on the board of Telect, Inc. and Yakima, Inc.
In the event that any of the current directors does not receive a majority of “for” votes of the votes cast for or against his or her candidacy, such person would continue to serve as a director until he or she is succeeded by another qualified director or until his or her earlier resignation or removal from office. In the event that Dr. Costley does not receive a majority of “for” votes of the votes cast for or against his or her candidacy, he would not succeed Professor Samuel L. Hayes III, who is now serving as a director and who would, on the election of Dr. Costley, be replaced. In that instance, Professor Hayes would continue to serve. Each of the nominees for director (other than Dr. Costley) has agreed to tender his or her resignation in the event that he or she does not receive such a majority. Professor Hayes has agreed to tender his resignation if he is not replaced. Under the Corporate Governance Principles adopted by the Board, the Nominating/Corporate Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation or whether other action should be taken. Please refer to Section 1.i of the Corporate Governance Principles, which are available on our website www.Tiffany.com (go to: About Tiffany/Shareholder Information) for further information about the procedure that would be followed in the event of such an election result.
THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NINE NOMINEES FOR DIRECTOR
Item 2.    Appointment of the Independent Registered Public Accounting Firm
The Audit Committee has appointed and the Board has ratified the appointment of PricewaterhouseCoopers LLP (“PwC”) as the independent registered public accounting firm to audit the Company’s consolidated financial statements for fiscal year 2007. As a matter of good corporate governance, we are asking you to ratify this selection.
PwC has served as the Company’s independent registered public accounting firm since 1984.
A representative of PwC will be in attendance at the Annual Meeting to respond to appropriate questions raised by stockholders and will be afforded the opportunity to make a statement at the meeting, if he or she desires to do so.
The Board may review this matter if this appointment is not approved by the stockholders.
THE BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2007.

TIFFANY & CO.

OTHER MATTERS
Stockholder Proposals for Inclusion in the Proxy Statement for the 2008 Annual Meeting
If you wish to submit a proposal to be included in the Proxy Statement for our 2008 Annual Meeting, we must receive it no later than December 14, 2007. Proposals should be sent to the Company at 600 Madison Avenue, New York, New York, 10022, addressed to the attention of Patrick B. Dorsey, Corporate Secretary (Legal Department).
Other Proposals
Our By-laws set forth certain procedures for stockholders of record who wish to nominate directors or propose other business to be considered at an annual meeting. In addition, we will have discretionary voting authority with respect to any such proposals to be considered at the 2008 Annual Meeting unless the proposal is submitted to us no earlier than January 18, 2008 and no later than February 17, 2008 and the stockholder otherwise satisfies the requirement of SEC Rule 14a-4.
Householding
The SEC allows us to deliver a single proxy statement and annual report to an address shared by two or more of our stockholders. This delivery method, referred to as “householding,” can result in significant cost savings for us. In order to take advantage of this opportunity, the Company and banks and brokerage firms that hold your shares have delivered only one proxy statement and annual report to multiple stockholders who share an address unless one or more of the stockholders has provided contrary instructions. The Company will deliver promptly, upon written or oral request, a separate copy of the proxy statement and annual report to a stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate copy of the proxy statement and annual report, now or in the future, may obtain one, without charge, by addressing a request to Annual Report Administrator, Tiffany & Co., 600 Madison Avenue, 8th Floor, New York, New York 10022 or by calling 212-230-5302. You may also obtain a copy of the proxy statement and annual report from the Company’s website (www.tiffany.com) by clicking on “About Tiffany/Shareholder Information/Annual Report/2006 Tiffany & Co. Annual Report.” Stockholders of record sharing an address who are receiving multiple copies of proxy materials and annual reports and wish to receive a single copy of such materials in the future should submit their request by contacting us in the same manner. If you are the beneficial owner, but not the record holder, of the Company’s shares and wish to receive only one copy of the proxy statement and annual report in the future, you will need to contact your broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

TIFFANY & CO.

Reminder to Vote
Please be sure to either complete, sign and mail the enclosed proxy card in the return envelope provided or call in your instructions or vote by Internet as soon as you can so that your vote may be recorded and counted.
BY ORDER OF THE BOARD OF DIRECTORS
Patrick B. Dorsey
Secretary
New York, New York
April 12, 2007

TIFFANY & CO.

THIS PROXY IS CONTINUED ON THE REVERSE SIDE.

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

Item 1: Election of the following nominees as directors:

	FOR	AGAINST	ABSTAIN
01 Michael J. Kowalski	☐	☐	☐
	FOR	AGAINST	ABSTAIN
02 Rose Marie Bravo	☐	☐	☐
	FOR	AGAINST	ABSTAIN
03 William R. Chaney	☐	☐	☐
	FOR	AGAINST	ABSTAIN
04 Gary E. Costley	☐	☐	☐

	FOR	AGAINST	ABSTAIN
05 Abby F. Kohnstamm	☐	☐	☐
	FOR	AGAINST	ABSTAIN
06 Charles K. Marquis	☐	☐	☐
	FOR	AGAINST	ABSTAIN
07 J. Thomas Presby	☐	☐	☐
	FOR	AGAINST	ABSTAIN
08 James E. Quinn	☐	☐	☐

	FOR	AGAINST	ABSTAIN
09 William A. Shutzer	☐	☐	☐
			FOR	AGAINST	ABSTAIN
Item 2:	Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2007.		☐	☐	☐
		I PLAN TO ATTEND THE ANNUAL MEETING			☐
The Board of Directors recommends: a vote FOR all nominees for director in Item 1; FOR ratification of the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm in Item 2. Shares represented by this proxy will be so voted unless otherwise indicated, in which case they will be voted as marked.

Signature	Signature	Date

NOTE: Please date and sign exactly as your name appears printed on this card. When shares are held by joint owners, all should sign. When signing as fiduciary (e.g., attorney, executor, administrator, conservator, trustee or guardian), please give title. If a corporation or partnership, please sign in corporate or partnership name by an authorized person.

▲ FOLD AND DETACH HERE ▲
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET		TELEPHONE
http://www.proxyvoting.com/tif		1-866-540-5760
Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

TIFFANY & CO.
PROXY FOR ANNUAL MEETING
SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS OF TIFFANY & CO. (THE “COMPANY”) TO BE HELD MAY 17, 2007, AT 10:00 A.M. NEW YORK TIME IN THE ROOF/PENTHOUSE OF THE ST. REGIS HOTEL, 2 EAST 55TH STREET AT FIFTH AVENUE, NEW YORK, NEW YORK. THE BOARD OF DIRECTORS RECOMMENDS: A VOTE “FOR” ALL NOMINEES FOR DIRECTOR IN ITEM 1; “FOR” RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM IN ITEM 2.
SHARES REPRESENTED BY THIS PROXY WILL BE SO VOTED UNLESS OTHERWISE INDICATED, IN WHICH CASE THEY WILL BE VOTED AS MARKED. IF NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED “FOR” ALL NOMINEES FOR DIRECTOR IN ITEM 1 AND “FOR” ITEM 2. IF ANY NOMINEE NAMED ON THE REVERSE SIDE OF THIS CARD IS UNABLE TO SERVE AS A DIRECTOR, THE BOARD OF DIRECTORS MAY NOMINATE ANOTHER PERSON OR PERSONS IN SUBSTITUTION FOR SUCH NOMINEE AND THE PROXIES NAMED BELOW WILL VOTE FOR THE PERSON OR PERSONS SO NOMINATED.
The undersigned hereby appoints M.J. KOWALSKI, J.N. FERNANDEZ, and P.B. DORSEY, and each of them, proxies, with full power of substitution, to act for the undersigned, and to vote all shares of common stock represented by this proxy which the undersigned may be entitled to vote at the 2007 Annual Meeting of Stockholders (and any adjournment thereof) as directed and permitted on the reverse side of this card and, in their judgment, on such matters as may be incident to the conduct of or may properly come before the meeting.
IMPORTANT
THIS PROXY IS CONTINUED ON THE REVERSE SIDE

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲
Tiffany & Co.
727 Fifth Avenue
New York, N.Y. 10022
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS to be held
THURSDAY, MAY 17, 2007
The Annual Meeting of Stockholders of Tiffany & Co. (the “Company”) will be held in the Roof/Penthouse of The St. Regis Hotel, 2 East 55th Street at Fifth Avenue, New York, New York on Thursday, May 17, 2007, at 10:00 a.m. New York time to consider and take action on the following:
1.	Election of nine (9) directors to hold office until the next annual meeting of stockholders and until their respective successors have been elected and qualified;
2.	Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2007.
All stockholders are cordially invited to attend, although only those stockholders of record as of the close of business on March 23, 2007 will be entitled to notice of and to vote at the meeting or any adjournments thereof. The transfer books will not be closed.
A list of stockholders entitled to vote will be available for inspection by interested stockholders at the offices of the Company, 727 Fifth Avenue, New York, New York commencing on May 3, 2007 during ordinary business hours.
BY ORDER OF THE BOARD OF DIRECTORS
Patrick B. Dorsey
Secretary
New York, New York
April 12, 2007
YOUR VOTE IS IMPORTANT. EVEN IF IT IS YOUR DESIRE TO ATTEND THE ANNUAL MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE PAID ENVELOPE, VOTE BY INTERNET OR CALL IN YOUR VOTE.